                                                                   EXHIBIT 99(a)

                        JORF LASFAR ENERGY COMPANY S.C.A
                                      JLEC

                        CENTRALE THERMIQUE DE JORF LASFAR
                               B P 99 SIDI BOUZID
                                    EL JADIDA
                                     MOROCCO
                              Tel : 212 23 34 53 71
                              Fax : 212 23 34 54 05

                                     US GAAP

                              FINANCIAL STATEMENTS

                                      AS OF

                        DECEMBER 31, 2006, 2005 AND 2004

                                     AUDITED

    R.C. n degree 86655 - Patente n degree 35511273 - Identification Fiscale
                           (I.S TVA) n degree 1021595

JORF LASFAR ENERGY COMPANY

                          INDEX TO FINANCIAL STATEMENTS

                                                                           Page(s)
                                                                           -------
Balance Sheet

          As of December 31, 2006, 2005, and 2004 ........................    2

Statement of Income

          For years ending December 31, 2006, 2005, and 2004 .............    3

Statement of Stockholders' Equity

          For years ending December 31, 2006, 2005, and 2004 .............    4

Statement of Cash Flows

          For years ending December 31, 2006, 2005, and 2004 .............    5

Notes to US GAAP Financial Statements .....................................   6-27

      JORF LASFAR ENERGY COMPANY

BALANCE SHEET

                                                              Note      December 31, 2006     December 31, 2005    December 31, 2004
                                                              ----      -----------------     -----------------    -----------------
                                                                       (000) U.S. Dollars    (000) U.S. Dollars   (000) U.S. Dollars
ASSETS

  Current Assets
      Cash .............................................     3.1                70,213               62,763               69,800
      Inventories ......................................   2.c & 4              49,901               51,943               59,318
      Account Receivable ...............................      5                102,585              114,217              123,867
      Prepayments ......................................   6 & 2.h               4,604                7,936                3,389
      Recoverable VAT ..................................      8                      0                    0                1,540
      Net investment from $ DFL model ..................  2.b & 17.3             7,765               11,645                9,644
      Net investment from Euro DFL model ...............  2.b & 17.3            19,761               15,132               28,264
                                                                             ---------            ---------            ---------
           Total current assets ........................                       254,829              263,635              295,823

  Long Term Assets, net
      Restricted Cash ..................................     3 2                   258                  231               22,591
      Fixed Assets .....................................      7                 17,124               14,881               12,159
      Net investment from $ DFL model ..................  2.b & 17.3           637,313              645,078              656,723
      Net investment from Euro DFL model ...............  2.b & 17.3           386,080              363,316              437,791
      $ Capacity Charges less than $ DFL model .........     13.1                    0                   76                    0
      Euro Capacity Charges less than Euro DFL model ...     13.2                    0                  425                    0
      Deferred Tax Asset ...............................     2.f                     0                    0                1,556
      Other Long Term Assets ...........................      9                 12,833               13,389               16,339
                                                                             ---------            ---------            ---------
           Total Long Term Assets ......................                     1,053,607            1,037,396            1,147,158

                                                                             ---------            ---------            ---------

           Total assets ................................                     1,308,436            1,301,031            1,442,980


LIABILITIES AND STOCKHOLDERS' EQUITY

  Current Liabilities
      Accounts payable to third parties ................   10 & 2.h             57,603               54,319               73,332
      Accounts payable to related parties ..............   11 & 2.h            133,032              104,428               96,410
      VAT  Liability ...................................      8                  5,402                7,131                    0
      Taxes payable ....................................   12 & 2.h                643                  499                  565
      Current part of Long-term loans in US Dollars ....      15                25,749               25,749               25,749
      Current part of Long-term loans in Euro ..........      15                46,392               41,531               48,043
      Other current liabilities ........................      14                 7,953                7,327                9,363
                                                                             ---------            ---------            ---------
           Total current liabilities ...................                       276,773              240,984              253,461

  Non-Current Liabilities
      Long-term loans in US Dollars ....................      15               135,180              160,928              186,677
      Long-term loans in Euro ..........................      15               243,558              259,569              348,314
      $ Capacity Charges greater than $ DFL model ......     13.1                  293                    0                   44
      Euro Capacity Charges greater than Euro DFL model      13.2                   56                    0                   73
      Deferred Tax Liability ...........................     2.f                11,884                3,346                    0
      Derivative Instrument Liability ..................      20                 9,140               15,107               23,446
      Postemployment Benefits ..........................      19                 2,795                2,020               13,782
                                                                             ---------            ---------            ---------
           Total non-current liabilities ...............                       402,906              440,970              572,336

  Commitment and Contingencies                                 22

  Stockholders' Equity
      Common Stock .....................................     16.1                   58                   58                   58
      Convertible Stockholders' Securities .............     16.2              201,425              201,425              201,425
      Preferred Stock ..................................     16.3              185,930              185,930              185,930
      Retained Earnings ................................     16.4              250,484              246,771              253,216
      Other Comprehensive Income or (Loss) .............      20                (9,140)             (15,107)             (23,446)
                                                                             ---------            ---------            ---------
           Total stockholders' equity ..................                       628,757              619,077              617,183

                                                                             ---------            ---------            ---------
           Total liabilities and stockholders' equity ..                     1,308,436            1,301,031            1,442,980

The accompanying Notes 1 to 23 are an integral part of these financial statements.

      JORF LASFAR ENERGY COMPANY

STATEMENT OF INCOME


                                                         January 1, 2006     January 1, 2005       January 1, 2004
                                                                to                  to                    to
                                            Note       December 31, 2006    December 31, 2005    December 31, 2004
                                            ----       -----------------    -----------------    -----------------
                                                       (000) U.S. Dollars   (000) U.S. Dollars   (000) U.S. Dollars
REVENUE

   Lease Revenue from $ DFL model ......  2.b & 17.2            87,704               89,258               80,476
   Lease Revenue from Euro DFL model ...  2.b & 17.2            90,449               92,865              104,078
   Energy Payments .....................                       241,206              267,215              216,992
   O&M Revenue .........................                        56,031               53,212               52,406
   Supplemental Capacity Charges .......                         3,653                3,597                4,173
   License Tax Reimbursement ...........                         3,099                3,038                2,864
   Other ...............................                           488                  169                  844
                                                               -------              -------              -------
        TOTAL REVENUE                                          482,630              509,354              461,833

OPERATING EXPENSES

   Coal Cost ...........................                       255,785              276,294              224,797
   Fuel Oil Cost .......................                         1,151                1,476                1,085
   O&M Costs ...........................     2.h                36,225               38,279               32,448
   Operator's Incentive ................                         3,657                2,906                4,281
   Generator Costs .....................     2.h                 9,779                9,231               11,284
   License Tax Costs ...................                         3,099                3,038                2,864
   Amortization of Major Maintenance ...     9.1                 2,529                2,529                2,564
   Depreciation of Other Assets ........                         3,165                3,316                2,966
   Postemployment Benefits .............  19 & 2.h               1,263                3,545                3,589
                                                               -------              -------              -------
        TOTAL OPERATING EXPENSES                               316,654              340,614              285,879

OPERATING INCOME                                               165,976              168,741              175,954

FINANCIAL ITEMS

   Financial Income ....................                         2,778                2,682                1,786
   Exchange Gain (+) or Loss (-) .......     2.d                 2,547               (4,615)               1,867
   Financial Expenses ..................      18               (36,521)             (40,161)             (46,893)
                                                               -------              -------              -------
        TOTAL FINANCIAL ITEMS                                  (31,195)             (42,094)             (43,239)

INCOME BEFORE TAXES                                            134,780              126,647              132,715

   Income Taxes

        Current ........................     2.e                16,846               10,029                9,077
        Deferred .......................     2.f                 8,703                5,057               (1,556)

                                                               -------              -------              -------

NET INCOME                               16.4 & 21             109,231              111,561              125,194

The accompanying Notes 1 to 23 are an integral part of these financial statements.

JORF LASFAR ENERGY COMPANY

STATEMENT OF STOCKHOLDERS' EQUITY

                                                                             January 1, 2006   January 1, 2005  January 1, 2004
                                                                                    to                 to             to
                                                                               December 31,      December 31,     December 31,
                                                                       Note        2006               2005           2004
                                                                       ----        ----               ----           ----
COMMON STOCK
  At beginning and end of period in number of shares                   16.1         5,500              5,500         5,500
  At beginning and end of period in thousands of USD                   16.1            58                 58            58

                                                                                    (000) U.S. Dollars
CONVERTIBLE STOCKHOLDERS' SECURITIES
  At beginning of period                                                          201,425            201,425       201,425
  Conversion of  Convertible Stockholders' Securities to Preferred Stock                0                  0             0
  Conversion of Convertible Stockholders' Securities to Common Stock                    0                  0             0
                                                                                  -------            -------       -------
       At end of period                                                16.2       201,425            201,425       201,425

PREFERRED STOCK
  At beginning of period                                                          185,930            185,930       185,930
  Conversion of  Convertible Stockholders' Securities to Preferred Stock                0                  0             0
  Conversion of Preferred Stock to Common Stock                                         0                  0             0
                                                                                  -------            -------       -------
       At end of period                                                16.3       185,930            185,930       185,930

RETAINED EARNINGS (DEFICIT)
      At beginning of period                                                      246,770            253,216       147,499
      Net income                                                                  109,231            111,561       125,194
      Common stock dividend                                                       (86,955)           (97,608)            0
      Preferred stock dividend                                                     (8,981)            (9,585)       (9,349)
      Convertible stockholders' securities                                         (9,581)           (10,813)      (10,128)
                                                                                  -------            -------       -------
        At end of period                                               16.4       250,484            246,770       253,216

OTHER COMPREHENSIVE INCOME (LOSS) (A)
  Derivative Instruments
    At beginning of period                                                        (15,107)           (23,446)      (22,050)
    Reclassification of gains (losses) included in net income                       5,094              6,680         7,675
    Unrealized gain (loss) on derivative instruments                                  873              1,659        (9,072)
                                                                                  -------            -------       -------
      At end of period                                                  20         (9,140)           (15,107)      (23,446)
                                                                                  -------            -------       -------

                                                                                  628,757            619,077       617,183
                                                                                  =======            =======       =======

    (a)  Disclosure of Comprehensive Income (Loss)

      Net income                                                                  109,231            111,561       125,194
      Derivative instruments
        Reclassification of gains (losses) in net income                            5,094              6,680         7,675
        Unrealized gain (loss) on derivative instruments                              873              1,659        (9,072)
                                                                                  -------            -------       -------

      Total Comprehensive Income                                                  115,198            119,900       123,797
                                                                                  =======            =======       =======

The accompanying Notes 1 to 23 are an integral part of these financial statements.

      JORF LASFAR ENERGY COMPANY

STATEMENT OF CASH FLOWS

                                                                           January 1, 2006   January 1, 2005   January 1, 2004
                                                                                  to                to                to
                                                                          December 31, 2006 December 31, 2005 December 31, 2004
                                                                              (000) U.S.       (000) U.S.          (000) U.S.
                                                                     Note      Dollars          Dollars            Dollars
                                                                     ----      -------          -------            -------
CASH FLOWS FROM OPERATING ACTIVITIES
    Payments received from ONE.......................................         $ 558,250         $ 593,249         $ 526,880
    Interest received................................................             2,406             2,412             1,538
    Rebates paid to ONE..............................................           (42,370)          (40,023)          (58,108)
    Corporate Income Tax Payments....................................           (10,330)          (14,258)          (12,795)
    Insurance Payments...............................................            (4,696)           (5,339)           (2,927)
    Interest  Payments...............................................           (36,478)          (41,423)          (46,626)
    Payments to Coal Suppliers.......................................          (233,045)         (280,730)         (210,454)
    Payments of Operating Costs......................................           (60,685)          (62,375)          (58,302)
    Payments of and for Postemployment Benefits...................... 19           (556)          (13,826)             (601)
    Cash Effect of Value Added Tax...................................              (630)            8,693           (12,393)
                                                                              ---------         ---------         ---------
         Net cash provided (+) or used (-) by operating activities... 21        171,866           146,380           126,211

CASH FLOWS USED FOR INVESTING ACTIVITIES
    Net decrease (increase) in restricted cash.......................                 0            22,324            60,795
    Acquisition of fixed assets......................................            (6,908)           (4,958)           (6,379)
    Payment of Major Maintenance costs...............................            (1,750)                0                 0
                                                                              ---------         ---------         ---------
         Net cash provided (+) or used (-) by investing activities...            (8,658)           17,366            54,416

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from loans..............................................                 0                 0                 0
    Proceeds of share capital payments...............................                 0                 0                 0
    Repayment of loans...............................................           (70,071)          (69,503)          (69,900)
    Payment of Convertible Securities interest.......................           (10,185)          (10,308)           (9,595)
    Payment of Preferred Stock dividends.............................            (9,401)           (9,515)           (8,857)
    Payment of Common Stock dividends................................           (69,333)          (76,093)          (89,703)
    Repayment of Stockholders loans..................................                 0                 0                 0
    Purchase of Preferred Stock shares...............................                 0                 0                 0
    Purchase of Common Stock shares..................................                 0                 0                 0
                                                                              ---------         ---------         ---------
         Net cash provided (+) or used (-) by financing activities...          (158,990)         (165,419)         (178,055)


  Effect of exchange rate changes on cash............................             3,232            (5,364)            1,617


CASH AT BEGINNING OF PERIOD..........................................            62,763            69,800            65,611

NET INCREASE (DECREASE) IN CASH DURING PERIOD........................             7,450            (7,037)            4,188
                                                                              ---------         ---------         ---------

CASH AT END OF PERIOD................................................ 3.1     $  70,213         $  62,763         $  69,800
                                                                              =========         =========         =========

The accompanying Notes 1 to 23 are an integral part of these financial statements.

JORF LASFAR ENERGY COMPANY

NOTES TO US GAAP FINANCIAL STATEMENTS DATED DECEMBER 31, 2006

1. GENERAL

A. BACKGROUND

The power station at Jorf Lasfar is located on the Atlantic coast of Morocco, adjacent to the Port of Jorf Lasfar, in the Province of El Jadida. This location is approximately 127 km south--west of Casablanca. Units 1 and 2 of the power station were constructed by GEC Alstom for the Moroccan Electricity Company, Office National de l'Electricite ("ONE"), and are now in commercial operation. Each of these existing Units is 330 MW, fired by coal. In October of 1994, the ONE issued a public tender for international companies to expand the power station at Jorf Lasfar. In February of 1995, the ONE selected the "Consortium" of ABB Energy Ventures and CMS Generation as the preferred bidder and exclusive partner for negotiation. In April of 1996, the Consortium and the ONE reached agreement in principle, and initialed the necessary Project Agreements.

B. ESTABLISHMENT

In order to officially conclude and implement these Project Agreements, the Consortium established the Jorf Lasfar Energy Company (the "Company" or "JLEC") on January 20, 1997. The Company was established as a limited partnership ("societe en commandite par actions") in accordance with the Laws of the Kingdom of Morocco, with Commercial Registration Number 86655, Fiscal Identification Number 1021595, and Patente Number 35511274. In accordance with its charter documents, the Company's objective and purpose is to construct, operate, manage and maintain the power station at Jorf Lasfar, including the development, financing, engineering, design, construction, commissioning, testing, operation and maintenance of two (2) new coal-fired Units, which are very similar in size and technology to the existing Units. In order to secure its fuel supply the Company also operates and maintains the coal-unloading pier in the Port of Jorf Lasfar. For these activities, the Company received a "right of possession" ("droit de jouissance") for the Site, the existing Units, the new Units and coal unloading pier. This "right of possession" will continue for the duration of the Project Agreements, which is anticipated to be 30 years, ending on September 13, 2027.

C. COMPANY LOAN, TRANSFER OF POSSESSION, PROJECT FINANCING AND INITIAL DISBURSEMENT

On September 12, 1997, all Project Agreements were signed, the Company Loan Agreement was executed and the first disbursement of the Company Loan was used to pay the TPA fee to ONE. As a consequence, JLEC received possession of the power station at Jorf Lasfar on September 13, 1997, and began to sell its available capacity and net generation to ONE. All remaining requirements for project financing were completed in November, and initial disbursement of the Project Loans occurred on November 25, 1997.

D. CONSTRUCTION, COMMERCIAL OPERATION, PURCHASE OF COMPANY LOAN AND REPAYMENT OF PROJECT LOANS

After a period of construction lasting 33 months and 41 months, Unit 3 and 4 began normal commercial operation on June 9, 2000, and February 2, 2001, respectively. Consequently, the JLEC stockholders purchased 100% of the Company Loan Notes on December 11, 2000, and JLEC began the repayment of all Project Loans on May 15, 2001. JLEC is scheduled to complete the repayment of all Project Loans on February 15, 2013.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF PREPARATION OF FINANCIAL STATEMENTS

The Company's financial statements are prepared using the historical cost convention. The accounting and reporting policies of the Company are in accordance with the generally accepted accounting principles of Morocco, which are called "Code General de Normalisation Comptable" or "CGNC". Financial statements are prepared in accordance with these CGNC standards, and expressed in Dirhams. In addition to and separately from Moroccan (CGNC) financial statements in Dirhams, the Company uses the U.S Dollar as functional currency, and has prepared these financial statements in accordance with generally accepted accounting principles of the United States.

JORF LASFAR ENERGY COMPANY

NOTES TO US GAAP FINANCIAL STATEMENTS DATED DECEMBER 31, 2006

B. REVENUE RECOGNITION

On September 12, 1997, the Company and the Office National de L'Electricite executed a set of contracts related to the power station at Jorf Lasfar. In accordance with Statement of Financial Accounting Standard (SFAS) No. 13, these contracts are accounted for as a direct financing lease. Accordingly, JLEC (the "Lessor") will receive a stream of payments from ONE (the "Lessee") over the term of the lease. The term of the lease is determined in accordance with SFAS No. 13 Section (5)(f) which has been superseded by SFAS No. 98 Section 22(a). The following policies are used to calculate the minimum lease payments and the unearned income from the lease.

                  MINIMUM LEASE PAYMENTS are determined in accordance with SFAS No. 13 Section 5(j), and are based on the capacity payments that ONE will take to JLEC. These minimum lease payments do not include reimbursable or executory costs such as the reimbursement of coal costs. The sum of these capacity payments equals the gross investment under the lease.

                  This gross investment minus the net investment in the plants is defined to be the UNEARNED INTEREST INCOME. This unearned interest income will be accreted and recognized into earnings as LEASE REVENUE over the lease term using the effective interest method so as to produce a constant periodic rate of return on the net investment.

                  The NET INVESTMENT represents the cost of acquiring and constructing the leased assets. These ACQUISITION AND CONSTRUCTION COSTS include the following items which are capitalized and allocated to Units 1 and 2 and Units 3 and 4 based upon appropriate allocation methodologies:

                        TRANSFER OF POSSESSION AGREEMENT (TPA): The TPA payment is included in the cost basis of the leased assets.

                        DIRECT CONSTRUCTION COSTS: All direct costs related to construction are included in the cost basis of the leased assets.

                        CAPITALIZED COSTS: Interest and financing costs incurred during construction are capitalized and included in the cost of the constructed units.

                        PROJECT DEVELOPMENT COSTS AND FEES: These costs and fees are also capitalized and included in the cost basis of the leased assets.

                  FINANCING COSTS: Interest expense is recognized on the effective interest method over the life of the debt. Other financing costs such as commitment fees, guarantee fees, etc. are considered a component of the interest expense of the related debt or financing. As such, they are amortized into expense using the effective interest method over the life of the related debt or financing.

C. INVENTORIES

The Company accounts for inventories by consistently applying the FIFO method for spare part inventory valuation and average cost method for Coal and other inventory valuation. Inventories are periodically revalued to the lessor of market value or cost.

JORF LASFAR ENERGY COMPANY

NOTES TO US GAAP FINANCIAL STATEMENTS DATED DECEMBER 31, 2006

D. FOREIGN CURRENCY TRANSACTIONS

The books and records of the Company for U.S. GAAP are maintained in U.S. Dollars, which is both the reporting and functional currency. Transactions in other currencies are translated to U.S. Dollars at the spot rate for current period expenses and at the settlement rate for non-period transactions. Monetary assets and monetary liabilities outstanding in other foreign currencies on balance sheet dates are translated into U.S. Dollars at rates prevailing on such balance sheet dates. Exchange gains and losses on those foreign currency operations are included in determining net income for the period in which exchange rates change.

E. CORPORATE TAX

Current Income tax is determined under Moroccan Income tax rules. In 1997, JLEC signed a "tax incentive" convention with the Moroccan tax authorities. The main principles of this convention are summarized below:

-     Income is subject to corporate tax rate of 35%

-     Income tax holiday period is ten years

- Income tax holiday period starts on the "commercial operation date" for each unit

- Income tax holiday is 100% during the first five-year period then at 50% of the income tax rate during the second five-year period

-     Income not related to the sale of electricity is subject to a tax rate of
      35%

The "commercial operation date" for Units 1 and 2, Unit 3 and Unit 4 were September 13, 1997, June 10, 2000 and February 3, 2001, respectively. On September 13, 2002, income related to Units 1 and 2 became taxable at 17.5%. On June 10, 2005, income related to Unit 3 became taxable at 17.5%. On February 3, 2006, income derived from Unit 4 became taxable at 17.5%.

F. DEFERRED INCOME TAX

As of December 31, 2006, the applicable tax rate on Units 1, 2, 3 and 4 is 17.5%. JLEC determines and books the current income tax (US$ 16,846,482 for 2006) as required by the tax laws and regulations of Morocco. Temporary differences between US GAAP and the CGNC balance sheets may create the need to record deferred income taxes. In particular, the treatment of Net Investment and revenue recognition (as disclosed in note 2.b above) under US GAAP are different from the treatment of these items under the tax laws and regulations of Morocco. The main temporary differences result from the use of the Direct Financing Lease method under US GAAP which generated a Deferred Tax Liability of $ 14,482,264 and differences in the timing of the deductibility of pension liabilities which generated a Deferred Tax Asset of $ 2,277,793. The total of deferred tax liability is $ 12,204,291 ($3,501,239 as of December 31, 2005 and $0 as of
December 31, 2004). The total of the deferred tax asset amounts to $ 0 ($0 as of December 31, 2005 and $1,555,763 as of December 31, 2004).

G. OFF BALANCE SHEET COMMITMENTS

The Company discloses all off-balance sheet commitments, if any, on balance sheet dates.

H. RECLASSIFICATIONS

Certain amounts for the prior period have been reclassified for comparative purposes. These reclassifications, however, did not change the Total Revenue or Total Operating Expenses of the prior period.

I. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual result could differ from these estimates and assumptions. In management's opinion, the information contained in this report reflects all adjustments of a normal recurring nature necessary to assure the fair presentation of financial position, results of operations and cash flows for the periods presented.

JORF LASFAR ENERGY COMPANY

NOTES TO US GAAP FINANCIAL STATEMENTS DATED DECEMBER 31, 2006

3. CASH
3.1   Cash

The Company's cash as of December 31, 2006, includes the initial capital deposits of the Company's stockholders, as explained further in Note 16.1. Such cash is held in Moroccan Dirhams in accounts at CITIBANK MAGHREB, which is located at Zenith Millenium Immeuble 1, Lotissement Attaoufik, Sidi Maarouf, Casablanca Morocco. The remainder of the company's' cash is held by the Offshore Collateral Agent, Deutsche Bank Trust Company Americas in US$ and Euro, and by the Onshore Collateral Agent, BMCI - Banque Marocaine pour le Commerce et l'Industrie in Moroccan Dirhams and US$.

The cash balances includes the following categories :

                                                     12/31/06               12/31/05              12/31/04
                                                       US$                    US$                    US$
                                                    ----------             ----------             ----------
Off-shore Revenue in US$                            19,111,583             23,487,215             19,658,389
Off-shore Revenue in Euro                            5,843,063              5,263,923              6,471,506
                                                    ----------             ----------             ----------
Total Off-Shore Revenue                             24,954,646             28,751,138             26,129,895

On-shore O&M Account - Generator                     6,680,838              5,151,140             12,565,202
On-shore O&M Account - Operator                        357,352              1,042,679              2,468,763
Off-shore O&M Accounts                                  23,958                  6,071                  4,742
                                                    ----------             ----------             ----------
Total O&M Accounts                                   7,062,148              6,199,890             15,038,706

Fuel & Spare Part Accounts                          29,041,657             18,727,645             18,388,897

Off-shore  Debt Service Accrual Accounts in US$      3,394,550              3,526,813              3,641,836
Off-shore  Debt Service Accrual Accounts in Euro     5,686,443              5,497,741              6,489,135
                                                    ----------             ----------             ----------
Total  Debt Service Accrual Accounts                 9,080,992              9,024,554             10,130,971

Distribution Account in US$                              8,291                      0                 44,489
Stockholder capital deposits                            65,044                 59,469                 66,934
                                                    ----------             ----------             ----------
              Total                                 70,212,779             62,762,696             69,799,893
                                                    ==========             ==========             ==========

3.2 Restricted Cash

In accordance with the Common Agreement and the Offshore Collateral Agency Agreement, the following Reserve Account cash and letters of credit (as shown in Note 3.4) are held by Deutsche Bank Trust Company Americas as security for JLEC's lenders.

Major Maintenance Reserve Account in US$  3.4 a              0                      0              1,410,601
Fixed O&M Reserve Account in US$          3.4 b              0                      0                      0
Debt Service Reserve Account in US$       3.4 c              0                      0                      0
Super Reserve Account in US$              3.4 d              0                      0             20,913,300
                                                    ----------             ----------             ----------
        Off-shore Reserve Accounts in US$                    0                      0             22,323,901

Fixed O&M Reserve Account in Euro                      257,817                230,810                267,002
Debt Service Reserve Account in Euro      3.4 e              0                      0                      0
                                                    ----------             ----------             ----------
        Off-shore Reserve Accounts in Euro             257,817                230,810                267,002
                                                    ----------             ----------             ----------
Total Reserve Accounts                                 257,817                230,810             22,590,902
                                                    ==========             ==========             ==========

3.3 Total Cash

Cash                                      3.1       70,212,779             62,762,696             69,799,893
Restricted Cash in Reserve Accounts       3.2          257,817                230,810             22,590,902
                                                    ----------             ----------             ----------
                                                    70,470,596             62,993,506             92,390,795
                                                    ==========             ==========             ==========

3.4 Letters of Credit

Additional liquidity is available, if needed for debt service, from Sponsor (CMS and ABB) Letters of Credit in the following accounts :

                                                     12/31/06               12/31/05               12/31/04
                                                    ----------             ----------             ----------
a. Major Maintenance Reserve  Account     US$       10,000,000             10,000,000              6,100,000
b. Fixed O&M Reserve Account              US$        9,600,000              9,600,000              9,600,000
c. Debt Service Reserve Account           US$       19,400,000             20,400,000             21,400,000
d. Super Reserve Account                  US$       20,000,000             80,000,000             79,086,700
e. Debt Service Reserve Account           Euro      25,600,000             26,800,000             28,200,000

JORF LASFAR ENERGY COMPANY

NOTES TO US GAAP FINANCIAL STATEMENTS DATED DECEMBER 31, 2006

4. INVENTORIES

The inventories are detailed as follows for the year ending:

                                                     12/31/06               12/31/05               12/31/04
                                                       US$                    US$                    US$
                                                    ----------             ----------             ----------
Stock of Coal                             4.1       28,479,610             33,363,034             41,419,482
Stock of Fuel-oil                         4.2        2,113,148              1,331,092              1,355,124
Stock of Spare Parts                      4.3       18,790,612             16,655,779             15,386,680
Other Stocks (Chemicals, Oils,...)                     517,754                593,338              1,156,676
                                                    ----------             ----------             ----------
                                                    49,901,123             51,943,242             59,317,963
                                                    ==========             ==========             ==========

4.1 The stock of coal represents the value of 233,996 tones existing in the coal storage area plus 194,121 tones in transit to Jorf Lasfar, for a total inventory of 428,117 tones as of December 31, 2006 (473,050 tones total as of December 31, 2005, and 614,328 tones total as of December 31,
      2004).

4.2 The stock of fuel oil represents 7,958 m3 existing in the fuel tanks as of December 31, 2006 (6,496 m3 as of December 31, 2005, and 7,654 m3 as of December 31, 2004).

4.3 The stock of Spare Parts represents the value of spare parts as of December 31, 2006, that were purchased after the close-out of the Net Investment on December 31, 2000, and remain in JLEC's inventory as of December 31, 2006.

5. RECEIVABLES

The "Accounts Receivables" as of December 31, 2006 are detailed as follows :

                                                      12/31/06               12/31/05              12/31/04
                                                        US$                    US$                    US$
                                                    -----------            -----------            -----------
Account Receivable - ONE                  5.1       102,026,406            113,978,487            123,770,898
Account Receivable - Others               5.2           558,853                238,706                 96,570
                                                    -----------            -----------            -----------
                                                    102,585,259            114,217,192            123,867,468
                                                    ===========            ===========            ===========

5.1 The account receivable from ONE consists of November 2006 and December 2006 invoices.

5.2 The other receivables include a) accrued interest earned by investment of JLEC's cash balances (US$ 72,068), and b) other receivable (US$ 486,785). In addition, JLEC has invoiced AMCI a total of $8,599,483 under Coal Supply Agreement 720, representing JLEC's excess cost of purchasing 186,244 tons of coal from a third party after AMCI failed to fulfill its obligation to deliver 187,682 tons of coal to JLEC. AMCI has failed to pay JLEC's invoices when due; and therefore, JLEC has called on AMCI's performance bond of $1,500,000 and is seeking the remainder of $7,099,483 from AMCI through litigation with uncertain outcome.

6. PREPAYMENTS

The "Prepayments" as of December 31, 2006 are detailed as follows :

                                                                     12/31/06               12/31/05               12/31/04
                                                                       US$                    US$                    US$
                                                                   -----------            -----------            -----------
Prepayments For Income Tax - Gross                                  17,139,369             16,067,338              6,754,801
Income Tax Payable                                                 -16,846,482            -10,028,853             -4,568,726
                                                                   -----------            -----------            -----------
Prepayments for Income Tax - Net                                       292,887              6,038,486              2,186,076
Prepaid Insurance                                                      455,009                513,781                524,479
Prepaid Expenses                                                       858,860                797,072                324,949
Other Prepayments                                                    2,996,821                586,278                353,506
                                                                   -----------            -----------            -----------
                                                                     4,603,577              7,935,616              3,389,010
                                                                   ===========            ===========            ===========

7. FIXED ASSETS

The "Fixed Assets" are detailed as follows for year ending :

                                                                     12/31/06               12/31/05               12/31/04
                                                                       US$                    US$                    US$
                                                                   -----------            -----------            -----------
Fixed Asset - Gross                                                 25,569,527             18,494,760             16,493,623
Depreciation                                                       -10,464,051             -7,381,753             -4,753,714
Construction in Progress                                             2,018,136              3,767,900                418,708
                                                                   -----------            -----------            -----------
                                                                    17,123,612             14,880,908             12,158,617
                                                                   ===========            ===========            ===========

8. V.A.T LIABILITY

The "V.A.T Liability" account represents the net amount of Value Added Tax as shown below :

                                                                     12/31/06               12/31/05               12/31/04
                                                                       US$                    US$                    US$
                                                                   -----------            -----------            -----------
Value Added Tax received from ONE to be declared                    11,882,273             12,336,557             13,463,427
Value Added Tax to be paid & declared                               -6,480,319             -5,205,116            -15,003,302
                                                                   -----------            -----------            -----------
                                                                     5,401,955              7,131,441             -1,539,875
                                                                   ===========            ===========            ===========

In 2006 and 2005 the Value Added Tax (VAT) were liablities while in 2004 the VAT was recoverable and was recorded as an asset.

9. OTHER LONG TERM ASSETS

The Other Long Term Assets are as follows :

                                                                     12/31/06               12/31/05               12/31/04
                                                                       US$                    US$                    US$
                                                                   -----------            -----------            -----------
    Long Term Receivables from employee home mortgage loans          4,538,213              4,187,029              3,946,932
    Long Term Ash Disposal Site                                              0                      0                660,624
    Major Maintenance capitalized during prior years                17,828,927             17,828,927             17,828,927
    Major Maintenance capitalized during current year                        0                      0                      0
    Major Maintenance in progress - Unit 3 turbine overhaul outage   1,622,827                      0                      0
    Less : Amortization of Major Maintenance during prior years     -8,627,319             -6,097,963             -3,533,479
9.1 Less : Amortization of Major Maintenance in current year        -2,529,355             -2,529,355             -2,564,485
                                                                   -----------            -----------            -----------
                                                                    12,833,293             13,388,638             16,338,520
                                                                   ===========            ===========            ===========

9.1 Capitalized major maintenance costs are amortized over the estimated useful life of the investment, which for the turbine overhauls is 7 years (84 months).

JORF LASFAR ENERGY COMPANY

NOTES TO US GAAP FINANCIAL STATEMENTS DATED DECEMBER 31, 2006

10. ACCOUNTS PAYABLE TO THIRD PARTIES

The "Account Payable to Third Parties" includes the main suppliers of JLEC as of December 31, 2006 and are detailed as follows :

                                         12/31/06     12/31/05      12/31/04
                                           US$           US$          US$
                                       -----------   ----------   -----------
   ONE - Availability Rebate - Gross    17,073,431   12,260,084    15,950,384
    less provisional payments to ONE   -11,775,405   -7,661,363   -15,696,844
                                       -----------   ----------   -----------
   ONE - Availability Rebate - Net       5,298,025    4,598,721       253,540
   ONE - Fixed Reduction Rebate            199,481    8,376,603     8,687,506
                                       -----------   ----------   -----------
ONE - Total Rebates                      5,497,506   12,975,324     8,941,045

   Glencore                             24,514,208   12,453,129    22,932,140
   Bulk Trading                         13,053,775    7,829,367    20,302,750
   Energy Coal s.p.a.                    4,484,000            0             0
   Anglo Coal                                    0    8,738,244             0
   Weglokoks                                     0    4,595,313             0
   CARGILL                                       0            0    10,197,420
   BHP Billiton                                  0            0     2,550,241
                                       -----------   ----------   -----------
Total Coal Suppliers                    42,051,984   33,616,052    55,982,551

Alstom Power                             2,047,091      999,252       859,588
Other suppliers                          8,006,210    6,728,796     7,548,586
                                       -----------   ----------   -----------
                 Total                  57,602,791   54,319,424    73,331,771
                                       ===========   ==========   ===========

11. RELATED PARTY TRANSACTIONS

During the year 2006, JLEC has booked a number of related parties transactions as follows :

                       ABB Equity
                        Ventures     ABB Maroc   ABB Others    CMS MOPCO    CMS MOPCO   CMS Others      Total
Currencies                 US$          MAD          US$          MAD          MAD          US$          US$
                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
Acc. Payable 12/31/05     107,226      417,297        4,145   14,635,848   32,424,279        2,297
2006 :
Management Fees                                               33,605,780
Incentive Accrual                                                          37,220,506
Services                  255,361                              3,897,146                   397,649
Insurance Brokerage                                 300,000
Spare Part Purchases                 1,838,306      122,603                                 61,456
Total Payments 2006       298,010    1,872,563      370,037   48,314,307   32,424,389      156,149
Acc. Payable               64,577      383,040       56,712    3,824,467   37,220,396      305,254
Acc. Pay. in US$           64,577       45,160       56,712      450,897    4,388,214      305,254    5,310,814

ABB Equity Ventures, ABB Maroc and other ABB companies (such as ABB Switzerland Ltd, ABB Power Technology, S.A., ABB Secheron S.A. and ABB Komposit) are subsidiaries of ABB Ltd, which is the ultimate parent company of 3 JLEC shareholders: Tre Kronor Investment AB, AB Cythere 61 and AB Cythere 63. CMS Morocco Operating Company, Consumers Energy and CMS Generation are subsidiaries of CMS Energy, which is the ultimate parent company of 3 JLEC shareholders: Jorf Lasfar Energiaktiebolag, Jorf Lasfar Power Energy AB and Jorf Lasfar Handelsbolag.

      Common Stock     Jorf Lasfar  Jorf Lasfar    Jorf Lasfar  Tre Kronor
     (see Note 16.1)   Energiaktie- Power Energy  Handelsbolag  Investment   AB Cythere   AB Cythere
                          bolag         AB                          AB           61           63           Total
Currencies                 MAD          MAD           MAD           MAD          MAD          MAD           MAD
                       -----------  -----------   ------------  -----------  -----------  -----------  -------------
Acc. Payable 12/31/05  208,105,454  191,457,018    16,648,437    20,162,016    1,099,730  482,781,906    920,254,562
Dividends Declared
Payable in 2006        192,500,000  177,100,000    15,400,000    15,400,000      840,000  368,760,000    770,000,000
Total Payments 2006    151,734,463  139,595,706    12,138,757    12,138,757      662,114  290,668,054    606,937,852
Acc. Payable           248,870,991  228,961,313    19,909,679    23,423,259    1,277,616  560,873,852  1,083,316,710
B/S FX Rate MAD/USD         8.4819       8.4819        8.4819        8.4819       8.4819       8.4819         8.4819
Acc. Pay. in US$        29,341,420   26,994,107     2,347,314     2,761,558      150,629   66,125,968    127,720,995

   Preferred Stock & Convertible         Jorf Lasfar  Jorf Lasfar  Jorf Lasfar  Tre Kronor
             Securities                  Energiaktie- Power Energy Handelsbolag Investment  AB Cythere  AB Cythere
      (see Notes 16.2 & 16.3)               bolag         AB                       AB           61          63         Total
                                         -----------  -----------  ------------ ----------- ----------- ----------- -----------
Currencies                                   MAD          MAD          MAD          MAD         MAD         MAD         MAD
                                         -----------  -----------  ------------ ----------- ----------- ----------- -----------
Preferred Stock  Dividend payable                  0            0            0            0     186,316  81,861,977  82,048,293
Convertible Securities Interest payable   42,733,486   39,314,807    3,418,679    3,418,679           0           0  88,885,651
Total Payments 2006                       42,733,486   39,314,807    3,418,679    3,418,679     186,316  81,861,977 170,933,944
Acc. Payable                                       0            0            0            0           0           0           0
B/S FX Rate MAD/USD                           8.4819       8.4819       8.4819       8.4819      8.4819      8.4819      8.4819
Acc. Pay. in US$                                   0            0            0            0           0           0           0
                                         -----------  -----------  -----------  ----------- ----------- ----------- -----------
Total Accounts Payable to Related Parties                                                                           133,031,810
                                                                                                                    -----------

JORF LASFAR ENERGY COMPANY

NOTES TO US GAAP FINANCIAL STATEMENTS DATED DECEMBER 31, 2006

11. RELATED PARTY TRANSACTIONS (CONTINUED)

During the year 2005, JLEC has booked a number of related parties transactions as follows :

                        ABB Equity
                         Ventures     ABB Maroc    ABB Others   CMS MOPCO    CMS MOPCO   CMS Others      Total
Currencies                  US$          MAD          US$          MAD          MAD          US$          US$
                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
Acc. Payable 12/31/04        90,591      861,216       43,146    9,769,277   42,344,781        2,298
2005 :
Management Fees                                                 33,415,077
Incentive Accrual                                                            32,424,389
Services                    293,620                              4,573,578                   102,366
Insurance Brokerage                                   410,000
Spare Part Purchases                   1,050,033       69,585            0
Total Payments 2005         276,985    1,493,952      518,586   33,122,084   42,344,890      102,366
Acc. Payable                107,226      417,297        4,145   14,635,848   32,424,279        2,297
Acc. Pay. in US$            107,226       44,981        4,145    1,577,632    3,495,088        2,297    5,231,369

         Common Stock                Jorf Lasfar   Jorf Lasfar  Jorf Lasfar Tre Kronor
       (see Note 16.1)               Energiaktie- Power Energy Handelsbolag Investment   AB Cythere    AB Cythere
                                        bolag          AB                       AB            61            63           Total
                                     -----------  -----------  -----------  -----------  -----------  -------------  -------------
Currencies                               MAD          MAD          MAD          MAD          MAD          MAD            MAD
                                     -----------  -----------  -----------  -----------  -----------  -------------  -------------
Acc. Payable 12/31/04                167,509,911  154,109,119   13,400,793   16,221,663      884,802    388,428,350    740,554,638
Dividends Declared Payable in 2005   220,000,000  202,400,000   17,600,000   17,600,000      960,000    421,440,000    880,000,000
Total Payments 2005                  179,404,457  165,052,101   14,352,356   13,659,646      745,072    327,086,444    700,300,076
Acc. Payable                         208,105,454  191,457,018   16,648,437   20,162,016    1,099,730    482,781,906    920,254,562
B/S FX Rate MAD/USD                        9.277        9.277        9.277        9.277        9.277          9.277          9.277
Acc. Pay. in US$                      22,432,167   20,637,593    1,794,573    2,173,310      118,542     52,040,175     99,196,361

                                         Jorf Lasfar   Jorf Lasfar  Jorf Lasfar Tre Kronor
Preferred Stock & Convertible Securities Energiaktie- Power Energy Handelsbolag Investment   AB Cythere   AB Cythere
        (see Notes 16.2 & 16.3)             bolag          AB                       AB           61           63           Total
                                         -----------  -----------  -----------  -----------  ----------- ------------- -------------
Currencies                                   MAD          MAD          MAD          MAD          MAD          MAD            MAD
                                         -----------  -----------  -----------  -----------  ----------- ------------- -------------
Preferred Stock  Dividend payable                  0            0            0            0      186,827    82,086,257    82,273,084
Convertible Securities Interest payable   42,850,564   39,422,519    3,428,045    3,428,045            0             0    89,129,174
Total Payments 2005                       42,850,564   39,422,519    3,428,045    3,428,045      186,827    82,086,257   171,402,258
Acc. Payable                                       0            0            0            0            0             0             0
B/S FX Rate MAD/USD                            9.277        9.277        9.277        9.277        9.277         9.277         9.277
2005 :                                             0            0            0            0            0             0             0
                                         -----------  -----------  -----------  -----------  ----------- ------------- -------------
Total Accounts Payable to Related Parties                                                                                104,427,730
                                                                                                                       -------------

During the year 2004, JLEC has booked a number of related parties transactions as follows :

                        ABB Equity
                         Ventures     ABB Maroc   ABB Others    CMS MOPCO    CMS MOPCO   CMS Others      Total
Currencies                  US$          MAD          US$          MAD          MAD          US$          US$
                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
Acc. Payable 12/31/03        90,007            0       36,608    4,757,590   29,319,976       93,661
2004 :
Management Fees                                                 32,195,453
Incentive Accrual                                                            42,344,890
Services                    256,323                              5,066,894                     3,817
Insurance Brokerage                                   330,000
Spare Part Purchases                   1,460,976    1,077,929
Total Payments 2004         255,739      599,760    1,401,390   32,250,660   29,320,086       95,180
Acc. Payable                 90,591      861,216       43,146    9,769,277   42,344,781        2,298
Acc. Pay. in US$             90,591      104,486       43,146    1,185,247    5,137,433        2,298    6,563,201

       Common Stock                 Jorf Lasfar   Jorf Lasfar  Jorf Lasfar Tre Kronor
     (see Note 16.1)                Energiaktie- Power Energy Handelsbolag Investment   AB Cythere     AB Cythere
                                       bolag          AB                       AB           61             63           Total
                                     -----------  -----------  -----------  -----------  -----------  -------------  -------------
Currencies                               MAD          MAD          MAD          MAD          MAD           MAD            MAD
                                     -----------  -----------  -----------  -----------  -----------  -------------  -------------
Acc. Payable 12/31/03                214,928,711  197,734,415   17,194,297   43,438,991    2,369,384  1,040,159,631  1,515,825,428
Dividends Declared Payable in 2004             0            0            0            0            0              0              0
Total Payments 2004                   47,418,800   43,625,296    3,793,504   27,217,328    1,484,582    651,731,281    775,270,790
Acc. Payable                         167,509,911  154,109,119   13,400,793   16,221,663      884,802    388,428,350    740,554,638
B/S FX Rate MAD/USD                       8.2424       8.2424       8.2424       8.2424       8.2424         8.2424         8.2424
Acc. Pay. in US$                      20,322,953   18,697,117    1,625,836    1,968,075      107,348     47,125,637     89,846,967

                                         Jorf Lasfar   Jorf Lasfar  Jorf Lasfar Tre Kronor
Preferred Stock & Convertible Securities Energiaktie- Power Energy Handelsbolag Investment   AB Cythere   AB Cythere
        (see Notes 16.2 & 16.3)             bolag          AB                       AB           61            63          Total
                                         -----------  -----------  -----------  -----------  ----------- ------------- -------------
Currencies                                   MAD          MAD          MAD          MAD          MAD          MAD           MAD
                                         -----------  -----------  -----------  -----------  ----------- ------------- -------------
Preferred Stock  Dividend payable                  0            0            0            0      186,316    81,861,977    82,048,293
Convertible Securities Interest payable   42,733,486   39,314,807    3,418,679    3,418,679            0             0    88,885,651
Total Payments 2004                       42,733,486   39,314,807    3,418,679    3,418,679      186,316    81,861,977   170,933,944
Acc. Payable                                       0            0            0            0            0             0             0
B/S FX Rate MAD/USD                           8.2424       8.2424       8.2424       8.2424       8.2424        8.2424        8.2424
Acc. Pay. in US$                                   0            0            0            0            0             0             0
                                         -----------  -----------  -----------  -----------  ----------- ------------- -------------
Total Accounts Payable to Related Parties                                                                                 96,410,168
                                                                                                                       -------------

JORF LASFAR ENERGY COMPANY

NOTES TO US GAAP FINANCIAL STATEMENTS DATED DECEMBER 31, 2006

12. TAXES PAYABLE:

The "taxes payable" includes the following items as of December 31, 2006 :

                                                                     12/31/06               12/31/05               12/31/04
                                                                        US$                    US$                    US$
                                                                    ----------             ----------             ----------
Value Added Tax on behalf of foreign suppliers                         184,035                153,030                204,712
Withholding Tax                                                         74,772                 84,894                100,984
Payroll Tax                                                            294,099                261,044                259,164
Licence Tax                                                             89,897                      0                      0
                                                                    ----------             ----------             ----------
           Total                                                       642,803                498,968                564,860
                                                                    ==========             ==========             ==========

13. CAPACITY CHARGES

2006

13.1 $ Capacity Charges greater than $ DFL Model                      Actual                 DFL model
                                                                    -----------             -----------
                                                                    $ Capacity               Min Lease
                                                                    -----------             -----------
                                                                      Charges                Payments               Difference
                                                                    -----------             -----------             -----------
                                                                       CGNC                   US GAAP                 US GAAP
                                                                    -----------             -----------             -----------
                                                                        USD                     USD                     USD
                                                                    -----------             -----------             -----------
                    $ Capacity Charges                              116,223,248             114,275,391               1,947,857
                    $ O.N.E Rebate                                  -16,505,389             -14,926,678              -1,578,710
                                                                    -----------             -----------             -----------
2006 in USD                                                          99,717,859              99,348,712                 369,146
2005 in USD                                                                                                            -120,566
2004 in USD                                                                                                              44,183
                                                                                                                    -----------

$ Capacity Charges greater than $ DFL Model                                                                             292,763
                                                                                                                    -----------

                                                                      Actual                 DFL model
                                                                   -------------            -----------
13.2 Euro Capacity Charges greater than Euro DFL Model             Euro Capacity             Min Lease
                                                                   -------------            -----------
                                                                      Charges                Payments                Difference
                                                                   -------------            -----------             -----------
                                                                       CGNC                  US GAAP                 US GAAP
                                                                   -------------            -----------             -----------
                                                                       Euro                    Euro                  Euro/USD
                                                                   -------------            -----------             -----------
                    Euro Capacity Charges                            98,535,329              96,789,897               1,745,432
                    Euro O.N.E Rebate                               -13,788,929             -12,446,630              -1,342,299
                                                                    -----------             -----------             -----------
2006  in Euro                                                        84,746,400              84,343,267                 403,133
2005 in Euro                                                                                                           -414,029
2004 in Euro                                                                                                             53,499
                                                                                                                    -----------
                                                                                                                         42,603
           B/S  FX Rate                                                                                                X1.31739
                                                                                                                    -----------
Euro Capacity Charges less than Euro DFL Model in USD                                                                    56,125
                                                                                                                    -----------

2005

13.1 $ Capacity Charges less than $ DFL Model                         Actual                 DFL model
                                                                    -----------             -----------
                                                                    $ Capacity               Min Lease
                                                                    -----------             -----------
                                                                      Charges                Payments               Difference
                                                                    -----------             -----------             -----------
                                                                       CGNC                   US GAAP                 US GAAP
                                                                    -----------             -----------             -----------
                                                                        USD                     USD                     USD
                                                                    -----------             -----------             -----------

                    $ Capacity Charges                              120,964,406             121,579,240                -614,835
                    $ O.N.E Rebate                                  -22,182,641             -22,676,909                 494,269
                                                                    -----------             -----------             -----------
2005  in USD                                                         98,781,765              98,902,331                -120,566
2004  in USD                                                                                                             44,183

$ Capacity Charges less than $ DFL Model                                                                                -76,383
                                                                                                                    -----------

                                                                      Actual                 DFL model
                                                                   -------------            -----------
13.2 Euro Capacity Charges less than Euro DFL Model                Euro Capacity             Min Lease
                                                                   -------------            -----------
                                                                      Charges                Payments               Difference
                                                                   -------------            -----------             -----------
                                                                       CGNC                   US GAAP                 US GAAP
                                                                   -------------            -----------             -----------
                                                                       Euro                    Euro                   Euro/USD
                                                                   -------------            -----------             -----------
                    Euro Capacity Charges                            111,715,690            112,521,159                -805,469
                    Euro O.N.E Rebate                                -16,424,630            -16,816,070                 391,441
                                                                    ------------            -----------             -----------
2005 in Euro                                                          95,291,060             95,705,089                -414,029
2004 in Euro                                                                                                             53,499
                                                                                                                    -----------
                                                                                                                       -360,530
           B/S  FX Rate                                                                                                X1.31739
                                                                                                                    -----------
Euro Capacity Charges less than Euro DFL Model in USD                                                                  -425,193
                                                                                                                    -----------

JORF LASFAR ENERGY COMPANY

NOTES TO US GAAP FINANCIAL STATEMENTS DATED DECEMBER 31, 2006

13. CAPACITY CHARGES (CONTINUED)

2004

13.1 $ Capacity Charges greater than $ DFL Model                      Actual                 DFL model
                                                                    -----------             -----------
          in November and December 2004                             $ Capacity               Min Lease
                                                                    -----------             -----------
                                                                      Charges                Payments               Difference
                                                                    -----------             -----------             -----------
                                                                       CGNC                   US GAAP                 US GAAP
                                                                    -----------             -----------             -----------
                                                                        USD                     USD                     USD
                                                                    -----------             -----------             -----------
                    $ Capacity Charges                               20,705,351              20,383,548                 321,803
                    $ O.N.E Rebate                                   -4,302,807              -4,025,187                -277,620
                                                                    -----------             -----------             -----------
2004 in USD                                                          16,402,544              16,358,361                  44,183

$ Capacity Charges greater than $ DFL Model                                                                              44,183
                                                                                                                    -----------

                                                                      Actual                 DFL model
                                                                   -------------            -----------
13.2 Euro Capacity Charges greater than Euro DFL Model             Euro Capacity             Min Lease
                                                                   -------------            -----------
          in November and December 2004                               Charges                Payments               Difference
                                                                   -------------            -----------             -----------
                                                                       CGNC                   US GAAP                 US GAAP
                                                                   -------------            -----------             -----------
                                                                       Euro                    Euro                   Euro/USD
                                                                   -------------            -----------             -----------
                    Euro Capacity Charges                            20,032,963              19,721,611                 311,353
                    Euro O.N.E Rebate                                -3,123,333              -2,865,480                -257,853
                                                                    -----------             -----------             -----------
2004 in Euro                                                         16,909,630              16,856,131                  53,499
           B/S  FX Rate                                                                                               X 1.36428
                                                                                                                    -----------
Euro Capacity Charges greater than Euro DFL Model in USD                                                                 72,988
                                                                                                                    -----------

14. OTHER CURRENT LIABILITIES

The "Other Current Liabilities" as of December 31, 2006 are detailed as follows:

                                                                      12/31/06                12/31/05                12/31/04
                                                                        US$                     US$                     US$
                                                                    -----------             -----------             -----------
Accrued Expenses: interest, swaps and fees          14.1              4,160,625               4,516,665               5,726,546
Accrued salaries expense                                              2,074,895               1,538,372               2,075,391
Liability for Compensated Absences                                      364,155                 319,280                 310,222
Coal Custom Duty Advances from ONE                                      598,871                 554,771                 671,924
Current Deferred Tax                                                    320,512                 155,503                       0
Other Liabilities                                                       433,846                 242,786                 578,504
                                                                    -----------             -----------             -----------
                                                                      7,952,904               7,327,377               9,362,588
                                                                    ===========             ===========             ===========

14.1 The accrued interests and fee expenses are detailed by loans as follows:

                                                                      12/31/06                12/31/05                12/31/04
                                                                        US$                     US$                     US$
                                                                    -----------             -----------             -----------
OPIC                                                                    492,202                 570,954                 648,818
SACE                                                                  1,168,756               1,213,676               1,597,674
WB                                                                    1,162,394               1,208,062               1,708,747
US EXIM                                                               1,111,953               1,289,865               1,467,777
ERG                                                                     225,320                 234,107                 303,531
                                                                    -----------             -----------             -----------
                                                                      4,160,625               4,516,665               5,726,547
                                                                    ===========             ===========             ===========

JORF LASFAR ENERGY COMPANY

NOTES TO US GAAP FINANCIAL STATEMENTS DATED DECEMBER 31, 2006

15. LONG TERM LOANS

Long term loans are detailed as follows as of December 31, 2006 :

                                                                  Interest                                 Reimbursement
                   Borrowing                   Principal      -----------------      Interest     --------------------------------
  Loan              Date           Currency     Amount        Type        Rate       Payment        Maturity           Periodicity
-----------       --------         --------   -----------     -----     -------     ---------     -------------        -----------
US EXIM            9/12/02            US$     122,543,082     Fixed      7.2000%    Quarterly     Feb. 15, 2013         Quarterly
OPIC Note A       11/25/97            US$      31,510,417     Fixed     10.2300%    Quarterly     Feb. 15, 2013         Quarterly
OPIC Note B       02/11/98            US$       6,875,000     Fixed      9.9200%    Quarterly     Feb. 15, 2013         Quarterly
                                              -----------
                                               38,385,417
                                              -----------
                 Total L.T  loan in US$       160,928,499
                                              -----------
                 Current part in USD           25,748,559
                                              -----------
                 Non-Current part in USD      135,179,940
                                              -----------

                                                                   Interest                                  Reimbursement
                Rollover                    Principal       ----------------------      Interest      -----------------------------
   Loan           Date        Currency       Amount           Type          Rate         Payment        Maturity        Periodicity
----------      --------      --------     -----------      --------       -------      ---------     -------------     -----------
SACE            11/15/06        Euro       121,170,898       Fixed         5.73000%     Quarterly     Feb. 15, 2013      Quarterly
ERG             11/15/06        Euro        15,571,581      Variable       5.71213%     Quarterly     Feb. 15, 2013      Quarterly
World Bank      11/15/06        Euro        83,351,228      Variable       5.46213%     Quarterly     Feb. 15, 2013      Quarterly
                                           -----------
               Total L.T  loan in Euro     220,093,707
                                           -----------
               B/S FX Rate Euro/USD            1.31739
                                           -----------
               Total L.T  loan in USD      289,950,021
                                           -----------
               Current part in USD          46,392,003
                                           -----------
               Non-Current part in USD     243,558,018
                                           -----------

Total principal repayments for the next five years are detailed below. Forecasts of interest payments, interest-rate swap payments and guarantee fees are also shown below . For further information regarding swaps, see Note 20.


                                                                                              Remaining   Remaining     Remaining
                         Principal     Principal     Principal     Principal     Principal    Interest       Swap       Guarantee
                       Repayment in  Repayment in  Repayment in  Repayment in  Repayment in   Payments     Payments       Fees
                          2007           2008          2009          2010          2011       2007-2013    2007-2013    2007-2013
                       ------------  ------------  ------------  ------------  ------------   ---------   ----------    ---------

In USD

US EXIM                  19,606,893    19,606,893    19,606,893    19,606,893    19,606,893   28,701,913            0           0

OPIC A                    5,041,666     5,041,666     5,041,666     5,041,666     5,041,666   10,474,229            0           0

OPIC B                    1,100,000     1,100,000     1,100,000     1,100,000     1,100,000    2,216,035            0           0
                       ------------  ------------  ------------  ------------  ------------   ----------  -----------   ----------
Total in USD             25,748,559    25,748,559    25,748,559    25,748,559    25,748,559   41,392,178            0           0
                       ------------  ------------  ------------  ------------  ------------   ----------  -----------   ----------
In Euro

SACE                     19,387,344    19,387,344    19,387,344    19,387,344    19,387,344   22,899,862            0           0

ERG                       2,491,452     2,491,452     2,491,452     2,491,452     2,491,452    2,933,666    1,481,014           0

WB                       13,336,197    13,336,197    13,336,197    13,336,197    13,336,197   15,014,978    7,764,435   2,429,318

Total in Euro            35,214,993    35,214,993    35,214,993    35,214,993    35,214,993   40,848,505    9,245,449   2,429,318

B/S FX Rate Euro/USD        1.31739       1.31739       1.31739       1.31739       1.31739      1.31739      1.31739     1.31739
                       ------------  ------------  ------------  ------------  ------------   ----------  -----------   ---------
Total in USD             46,392,003    46,392,003    46,392,003    46,392,003    46,392,003   53,813,556   12,179,894   3,200,368
                       ------------  ------------  ------------  ------------  ------------   ----------  -----------   ---------

JORF LASFAR ENERGY COMPANY

NOTES TO US GAAP FINANCIAL STATEMENTS DATED DECEMBER 31, 2006

15. LONG TERM LOANS (CONTINUED)

Long term loans are detailed as follows as of December 31, 2005 :

                                                                Interest                                Reimbursement
                 Borrowing                   Principal      -------------------     Interest      -----------------------------
  Loan             Date        Currency        Amount       Type          Rate       Payment       Maturity         Periodicity
-----------      ---------     --------     -----------     -----       -------     ---------     -------------     -----------
US EXIM           9/12/02         US$       142,149,976     Fixed        7.2000%    Quarterly     Feb. 15, 2013      Quarterly
OPIC Note A      11/25/97         US$        36,552,083     Fixed       10.2300%    Quarterly     Feb. 15, 2013      Quarterly
OPIC Note B      02/11/98         US$         7,975,000     Fixed        9.9200%    Quarterly     Feb. 15, 2013      Quarterly
                                            -----------
                                             44,527,083
                                            -----------
                 Total L.T  loan in US$     186,677,059
                                            -----------
                 Current part in USD         25,748,559
                                            -----------
                 Non-Current part in USD    160,928,500
                                            -----------


                                                              Interest                                Reimbursement
              Rollover                  Principal       ---------------------     Interest     ----------------------------
   Loan         Date        Currency      Amount          Type         Rate       Payment        Maturity       Periodicity
----------    --------      --------   -----------      --------      -------    ---------     -------------    -----------
SACE          11/15/05        Euro     140,558,242        Fixed       5.73000%   Quarterly     Feb. 15, 2013     Quarterly
ERG           11/15/05        Euro      18,063,034      Variable      4.44763%   Quarterly     Feb. 15, 2013     Quarterly
World Bank    11/15/05        Euro      96,687,425      Variable      4.19763%   Quarterly     Feb. 15, 2013     Quarterly
                                       -----------
              Total L.T  loan in Euro  255,308,700
                                       -----------
              B/S FX Rate Euro/USD         1.17936
                                       -----------
              Total L.T  loan in USD   301,099,750
                                       -----------
              Current part in USD       41,531,000
                                       -----------
              Non-Current part in USD  259,568,750
                                       -----------

Long term loans are detailed as follows as of December 31, 2004 :

                                                              Interest                                 Reimbursement
                Borrowing                  Principal      ------------------      Interest      -----------------------------
  Loan            Date          Currency    Amount        Type         Rate        Payment        Maturity        Periodicity
----------      ---------       --------  -----------     -----      -------      ---------     -------------     -----------
US EXIM          9/12/02           US$    161,756,869     Fixed       7.2000%     Quarterly     Feb. 15, 2013      Quarterly
OPIC Note A     11/25/97           US$     41,593,750     Fixed      10.2300%     Quarterly     Feb. 15, 2013      Quarterly
OPIC Note B     02/11/98           US$      9,075,000     Fixed       9.9200%     Quarterly     Feb. 15, 2013      Quarterly
                                          -----------
                                           50,668,750
                                          -----------
                Total L.T  loan in US$    212,425,619
                                          -----------
                Current part in USD        25,748,559
                                          -----------
                Non-Current part in USD   186,677,060
                                          -----------

                                                               Interest                               Reimbursement
               Rollover                   Principal      -------------------     Interest     -------------------------------
   Loan          Date      Currency        Amount          Type       Rate       Payment         Maturity         Periodicity
----------     --------    --------      -----------     --------    -------    ---------     ------------        -----------
SACE           11/15/04      Euro        159,945,585       Fixed      5.7300%   Quarterly     Feb. 15, 2013        Quarterly
ERG            11/15/04      Euro         20,554,486     Variable    4.17013%   Quarterly     Feb. 15, 2013        Quarterly
World Bank     11/15/04      Euro        110,023,622     Variable     3.9201%   Quarterly     Feb. 15, 2013        Quarterly
                                         -----------
               Total L.T  loan in Euro   290,523,693
                                         -----------
               B/S FX Rate Euro/USD          1.36429
                                         -----------
               Total L.T  loan in USD    396,357,727
                                         -----------
               Current part in USD        48,043,360
                                         -----------
               Non-Current part in USD   348,314,367
                                         -----------

JORF LASFAR ENERGY COMPANY

NOTES TO US GAAP FINANCIAL STATEMENTS DATED DECEMBER 31, 2006

15. LONG TERM LOANS (CONTINUED)

PLEDGE OF STOCK AND OTHER ASSETS

As security for the repayment of the loans, and the payment of all related interest, fees and swap obligations, JLEC and its stockholders have entered into various pledge agreements with Deutsche Bank Trust Company Americas, as Offshore Collateral Agent, and with Banque Marocaine pour le Commerce et l'Industrie, as Onshore Collateral Agent, for the benefit of such lenders and other secured parties. Such security shall continue in effect until the repayment in full of all outstanding principal amounts and the payment in full of all related interest, fee and swap obligations, which is scheduled to occur in February of 2013. The principle pledge agreements are:

1. The Stockholder Pledge and Security Agreements, in which each of JLEC's stockholders pledges all of its shares, claims, rights and interests in JLEC to the Offshore Collateral Agent.

2. The Security and Assignment Agreement, in which JLEC assigns to the Offshore Collateral Agent a security interest in all of JLEC's rights, title and interest in the following collateral, among others:

a. all of JLEC's contractual rights,

b. all rents, profits, income and revenues derived by JLEC from its ownership of the Project,

c. all cash deposits and other assets in any of JLEC's accounts with financial institutions,

d. all permits, licenses and other governmental authorizations obtained by JLEC in connection with its ownership of the Project,

e. all of JLEC's insurance policies and related claims and proceeds, and

f. all personal property and inventories of JLEC.

3. The Agreement for Pledge of Shares, in which each of JLEC's stockholders pledges all of its shares, claims, rights and interests in JLEC to the Onshore Collateral Agent, and assigns to the Onshore Collateral Agent the direct payment by JLEC of all dividends and other stockholder distributions if and whenever a Default has occurred and is continuing.

4. The General Delegation of Contract Claims, in which JLEC assigns to the Onshore Collateral Agent the direct payment of any and all contract claims due to JLEC if and whenever a Default has occurred and is continuing.

5. The Pledge over General Operating Accounts, in which JLEC pledges to the Onshore Collateral Agent any and all monies in JLEC's accounts with the Onshore Collateral Agent.

6. The Master Agreement for Assignment of Accounts Receivable as Security, in which JLEC assigns to the Onshore Collateral Agent a security interest in all of the accounts receivable payable by ONE to JLEC under the Power Purchase Agreement.

COVENANTS

The covenants on the loans also place restrictions on JLEC's payment of dividends and other distributions to JLEC's stockholders. Specifically, JLEC may not:

     1.   Pay any dividends to its stockholders, or

     2. Make any distribution, payment or delivery of property or cash to its stockholders, or

     3. Redeem, retire, purchase or otherwise acquire any shares of its capital stock, or

4. Purchase or redeem any subordinated debt except on quarterly repayment dates and only then after first satisfying all debt service obligations and satisfying all of the following conditions, among others:

     a.   No default shall have occurred,

     b. The total of cash and letters of credit in all JLEC reserve accounts shall equal or exceed required levels,

     c. JLEC's actual debt service coverage ratios for the current quarter and preceding four quarters have all been greater than 1.3, and

     d. JLEC's forecasted debt service coverage ratios for the next succeeding two quarters are greater than 1.3.

JLEC has complied with these covenants since May 2001, when the loans began to be repaid.

JORF  LASFAR  ENERGY  COMPANY

NOTES TO US GAAP FINANCIAL STATEMENTS DATED DECEMBER 31, 2006

16.  STOCKHOLDERS' EQUITY

16.1 COMMON STOCK AS OF DECEMBER 31, 2006, 2005, AND 2004


                                                                                          Common Stock
                                                                       -------------------------------------------------
                                                                         Type of       Number     Par value    Par value
                  Stockholders                                           Partner      of Shares    Dirham      US Dollar
            -----------------------                                    -----------    ---------   ---------    ---------
Jorf Lasfar Handelsbolag, Sweden.............................          CMS General          110       11,000       1,155
Jorf Lasfar Energiaktiebolag, Sweden.........................          CMS Limited        1,375      137,500      14,443
Jorf Lasfar Power Energy AB, Sweden..........................          CMS Limited        1,265      126,500      13,288
Tre Kronor Investment  AB, Sweden............................          ABB General          110       11,000       1,155
AB Cythere 63, Sweden........................................          ABB Limited        2,634      263,400      27,668
AB Cythere 61, Sweden........................................          ABB Limited            6          600          63
                                                                       -----------    ---------    ---------   ---------
                  Total                                                                   5,500      550,000      57,773



16.2 CONVERTIBLE STOCKHOLDERS' SECURITIES AS OF DECEMBER 31, 2006, 2005,
     AND 2004

On December 11, 2000, the JLEC stockholders purchased 100% of all Company Loan Notes for $ 387,355,000, and amended the Company Loan Agreement to make such stockholder securities convertible into Preferred Stock or Common Stock. On January 1, 2001, the convertible securities (Company Loan Principal) held by AB Cythere 61 and AB Cythere 63 were converted into Preferred Stock as shown below on Note 16.3 . Such conversions shall be made into a fixed number of JLEC shares as listed below:


                                                                         Type of       Number        Par value     Par value
         Stockholders                                                    Partner      of Shares       Dirham       US Dollar
       ----------------                                                -----------    ----------   -------------  -----------
Jorf Lasfar Handelsbolag, Sweden.............................          CMS General       842,962      84,296,200    7,747,100
Jorf Lasfar Energiaktiebolag, Sweden.........................          CMS Limited    10,537,024   1,053,702,400   96,838,750
Jorf Lasfar Power Energy AB, Sweden..........................          CMS Limited     9,694,062     969,406,200   89,091,650
Tre Kronor Investment  AB, Sweden............................          ABB General       842,962      84,296,200    7,747,100
AB Cythere 63, Sweden........................................          ABB Limited             0               0            0
AB Cythere 61, Sweden........................................          ABB Limited             0               0            0
                                                                       -----------    ----------   -------------  -----------
                  Total                                                               21,917,010   2,191,701,000  201,424,600

Under the terms of the amended Company Loan Agreement summarized below, these convertible securities constitute a hybrid instrument which is dealt with in accordance with the substance of the transaction, i.e. as a Preferred Stock equivalent:

(a) Expression of the Loan in MAD

The outstanding USD 201,424,600 principal amount is expressed as MAD 2,191,701,000 for the purpose of computing interest and principal payments due under this Agreement. However, interest and principal payments will be paid to the stockholders in USD, provided that the Company is not responsible for any losses realized by the stockholders resulting from the depreciation of the value of the MAD relative to the USD.

(b) Repayment or conversion into Stock

Under the terms of the amended Agreement:

- the Security may only be repaid, in whole or in part, at the Company's option;

- the part of the Security principal held by other Company Lenders listed above may be converted into Common Stock at any time, using the same conversion ratio used for the conversion of the parts of AB Cythere 61 and AB Cythere 63;

- the shares of Preferred Stock issued to AB Cythere 61 and AB Cythere 63 may be converted into Common Stock. In this case, all outstanding Security principal held by other Company Lenders will be mandatorily converted into Common Stock at the same conversion ratio.

(c) Interest payment and accruals as Retained Earning

In accordance with Amendment N degrees.2, the Company will pay interest on the unpaid principal amount once per year, at the interest rate per annum equal to the greater of (1) the Moroccan maximum deductible rate, and (2) 4.00%. The applicable interest rate for 2006 was 4.00% (4.00% in 2005 and 4.00% in 2004).

Accruals for such interest payments are reported as part of the Retained Earning allocation in Note 16.4, and are not expensed.

JORF LASFAR ENERGY COMPANY

NOTES TO US GAAP FINANCIAL STATEMENTS DATED DECEMBER 31, 2006


16.3 PREFERRED STOCK AS OF DECEMBER 31, 2006, 2005, AND 2004

In accordance with Section 3.01 par.(b) of the amended Company Loan Agreement (see note 16.2 above), the Company has converted on January 1, 2001, all outstanding Company Loan principal held by AB Cythere 61 and AB Cythere 63, at the conversion ratio of one (1) share of Preferred Stock for each one hundred
(100) MAD of such Company Loan principal converted into Preferred Stock, as follows :

                                                                         Preferred Stock
                                                      ----------------------------------------------------
                                                        Type of       Number      Par value     Par value
             Stockholders                               Partner      of Shares     Dirham       US Dollar
            --------------                             -----------  ----------  -------------  -----------
Jorf Lasfar Handelsbolag, Sweden .................     CMS General           0              0            0
Jorf Lasfar Energiaktiebolag, Sweden .............     CMS Limited           0              0            0
Jorf Lasfar Power Energy AB, Sweden ..............     CMS Limited           0              0            0
Tre Kronor Investment  AB, Sweden ................     ABB General           0              0            0
AB Cythere 63, Sweden ............................     ABB Limited  20,185,145  2,018,514,500  185,508,183
AB Cythere 61, Sweden ............................     ABB Limited      45,941      4,594,100      422,217
                                                       -----------  ----------  -------------  -----------
                Total                                               20,231,086  2,023,108,600  185,930,400

Such shares are non-participating voting shares of convertible Preferred Stock of the Company, and :

- are convertible at any moment into shares of Common Stock;

- give right to the collection of a minimum priority dividend, at least equal to 4% of the aggregate par value of the preferred shares,

- do not participate in the distribution of the remaining balance of Retained Earning, which is divided among the shares of Common Stock as shown in
  Note 16.4.

16.4 RECONCILIATION AND ALLOCATION OF RETAINED EARNINGS

        2006                                                                                               US$
       ------                                                                                         -----------
Retained Earnings as of December 31, 2005                                                             246,770,905
Retained Earnings increase during 2006                                                                109,230,917
Retained Earnings decrease during 2006
                Convertible Securities interest payable as of January 1, 2006                          -9,581,189
                                      88,885,652 Dirhams ( at 9.2771 Dirhams per US Dollar)
                Preferred Stock Dividend payable as of March 15, 2006                                  -8,981,357
                                      82,048,293 Dirhams ( at 9.1354 Dirhams per US Dollar)
                Common Stock Dividends payable as of March 15, 2006                                   -36,123,213
                                           5,500 Common Stock Shares
                                          60,000 Dirhams per share
                                     330,000,000 Dirhams
                                          9.1354 Dirhams per US Dollar on March 15, 2006
                Common Stock Dividends payable as of August 31, 2006                                  -50,831,793
                                           5,500 Common Stock Shares
                                          80,000 Dirhams per share
                                     440,000,000 Dirhams
                                          8.6560 Dirhams per US Dollar on August 31, 2006
                                                                                                      -----------
Total Retained Earnings                                                                               250,484,269

The Retained Earnings are allocated among the stockholders as follows :

                                                                                                           Common
                                                        Convertible Securities      Preferred Stock         Stock        Total
                                       ---------------  ----------------------  -----------------------   -----------------------
         Stockholders                  Type of Partner    Dirhams   US Dollars   Dirhams     US Dollars   US Dollars   US Dollars
        --------------                 ---------------  ----------  ----------  ----------   ----------   ----------  -----------
Jorf Lasfar Handelsbolag, Sweden ......  CMS General     3,418,679     403,056           0            0    4,606,630    5,009,685
Jorf Lasfar Energiaktiebolag, Sweden ..  CMS Limited    42,733,486   5,038,197           0            0   57,582,870   62,621,067
Jorf Lasfar Power Energy AB, Sweden ...  CMS Limited    39,314,807   4,635,142           0            0   52,976,240   57,611,382
Tre Kronor Investment  AB, Sweden .....  ABB General     3,418,679     403,056           0            0    4,606,630    5,009,685
AB Cythere 63, Sweden .................  ABB Limited             0           0  81,861,977    9,651,373  110,307,839  119,959,212
AB Cythere 61, Sweden .................  ABB Limited             0           0     186,316       21,966      251,271      273,237
                                                        ----------  ----------  ----------   ----------  -----------  -----------
              Total                                     88,885,652  10,479,451  82,048,293    9,673,339  230,331,480  250,484,269

The allocations for Convertible Securities (88,885,652 Dirhams) and Preferred Stock (82,084,293 Dirhams) are scheduled for payment on May 15, 2007.

JORF LASFAR ENERGY COMPANY

NOTES TO US GAAP FINANCIAL STATEMENTS DATED DECEMBER 31, 2006

16.4 RECONCILIATION AND ALLOCATION OF RETAINED EARNINGS (CONTINUED)

2005
  Retained Earnings as of December 31, 2004                                   253,215,661
  Retained Earnings increase during 2005                                      111,561,388
  Retained Earnings decrease during 2005
           Convertible Securities interest payable as of January 1, 2005      -10,813,498
                       89,129,174 Dirhams ( at 8.2424 Dirhams per US Dollar)

           Preferred Stock Dividend payable as of March 31, 2005               -9,585,139
                       82,273,084 Dirhams ( at 8.5834 Dirhams per US Dollar)
           Common Stock Dividends payable as of August 31, 2005               -97,607,507
                                   5,500 Common Stock Shares
                                 160,000 Dirhams per share
                             880,000,000 Dirhams
                                  9.0157 Dirhams per US Dollar on August
                                         31, 2005
                                                                              -----------
                                                                              246,770,905

The Retained Earnings are allocated among the shareholders as follows :

                                                                                                           Common
                                                         Convertible Securities     Preferred Stock         Stock        Total
                                        ---------------  ----------------------  ----------------------  -----------  -----------
          Shareholders                  Type of Partner   Dirhams    US Dollars   Dirhams    US Dollars   US Dollars   US Dollars
         --------------                 ---------------  ----------  ----------  ----------  ----------  -----------  -----------
Jorf Lasfar Handelsbolag, Sweden ......   CMS General     3,418,679     368,507           0           0    4,566,911    4,935,418
Jorf Lasfar Energiaktiebolag, Sweden ..   CMS Limited    42,733,486   4,606,341           0           0   57,086,385   61,692,726
Jorf Lasfar Power Energy AB, Sweden ...   CMS Limited    39,314,807   4,237,834           0           0   52,519,474   56,757,308
Tre Kronor Investment  AB, Sweden .....   ABB General     3,418,679     368,507           0           0    4,566,911    4,935,418
AB Cythere 63, Sweden .................   ABB Limited             0           0  81,861,977   8,824,091  109,356,755  118,180,847
AB Cythere 61, Sweden .................   ABB Limited             0           0     186,316      20,083      249,104      269,188
                                                         ----------  ----------  ----------  ----------  -----------  -----------
              Total                                      88,885,652   9,581,189  82,048,293   8,844,175  228,345,541  246,770,905

                                                                                    US$
                                                                                -----------
2004
  Retained Earnings as of December 31, 2003                                     147,498,955
  Retained Earnings increase during 2004                                        125,193,694
  Retained Earnings decrease during 2004
           Convertible Securities interest payable as of January 1, 2004        -10,128,034
                       88,885,651 Dirhams ( at 8.7762 Dirhams per US Dollar)
           Preferred Stock Dividend payable as of January 1, 2004                -9,348,954
                       82,048,293 Dirhams ( at 8.7762 Dirhams per US Dollar)
                                                                                -----------
  Total Retained Earnings                                                       253,215,661

The Retained Earnings are allocated among the shareholders as follows :

                                                                                                             Common
                                                          Convertible Securities      Preferred Stock         Stock        Total
                                         ---------------  ----------------------   ----------------------  -----------  -----------
         Shareholders                    Type of Partner    Dirhams   US Dollars     Dirhams   US Dollars  US Dollars   US Dollars
        -------------                    ---------------  ----------  ----------   ----------  ----------  -----------  -----------
Jorf Lasfar Handelsbolag, Sweden .......   CMS General     3,428,045     415,904            0           0    4,648,409     5,064,313
Jorf Lasfar Energiaktiebolag, Sweden ...   CMS Limited    42,850,564   5,198,797            0           0   58,105,118    63,303,915
Jorf Lasfar Power Energy AB, Sweden ....   CMS Limited    39,422,519   4,782,893            0           0   53,456,709    58,239,602
Tre Kronor Investment  AB, Sweden ......   ABB General     3,428,045     415,904            0           0    4,648,409     5,064,313
AB Cythere 63, Sweden ..................   ABB Limited             0           0   82,086,256   9,959,024  111,308,278   121,267,301
AB Cythere 61, Sweden ..................   ABB Limited             0           0      186,827      22,667      253,550       276,216
                                                          ----------  ----------   ----------  ----------  -----------  -----------
              Total                                       89,129,174  10,813,498   82,273,083   9,981,690  232,420,473   253,215,661

JORF LASFAR ENERGY COMPANY

NOTES TO US GAAP FINANCIAL STATEMENTS DATED DECEMBER 31, 2006

17. DIRECT FINANCING LEASE - (D.F.L)

As explained in Note 2b, JLEC is using the Direct Financing Lease methodology. Specific accounts were created to reflect this method. These accounts are detailed below .

Direct Financing Lease - (D.F.L) as of December 31, 2006

17.1 LONG TERM RECEIVABLES AS OF DECEMBER 31, 2006

                                                                    US$              Euro
                                                               -------------     -------------
                                                                Units 1 to 4     Units 1 to 4
                                                               -------------     -------------
Total Minimum Lease Payments                                   1,985,555,329       942,548,476
Minimum Lease Payments for 2006                                  -99,348,714       -84,343,213
                                                               -------------     -------------
Total of Future Minimum Lease Payments                         1,886,206,615       858,205,263
                                                                                     X 1.31739
                                                               -------------     -------------
Total of Future Minimum Lease Payments in US$         17.3     1,886,206,615     1,130,594,042
                                                               =============     =============

The minimum lease payments under the US GAAP model for the next five years are as follows:

                                                                      US$              Euro
                                                               --------------    --------------
Year                                                             Units 1 to 4      Units 1 to 4
------                                                         --------------    --------------
2007                                                              94,266,264        83,270,646
2008                                                              97,990,818        79,557,495
2009                                                              97,756,285        76,945,799
2010                                                              91,054,494        80,225,551
2011                                                              89,964,329        80,077,904

17.2 UNEARNED INCOME AS OF DECEMBER 31, 2006

                                                                    US$               Euro
                                                               -------------      ------------
                                                               Units 1 to 4       Units 1 to 4
                                                               -------------      ------------
Total Unearned Income                                          1,328,832,663       621,654,606
                                                                                                             ----------
Lease Revenue 2006                                               -87,703,730       -71,512,795   X  1.26479  90,448,992
                                                               -------------      ------------               ----------
                                                               1,241,128,933       550,141,811
                                                                                    X  1.31739
                                                               -------------      ------------
Total Remaining Unearned Income in US$                17.3     1,241,128,933       724,753,251
                                                               =============      ============

The Lease Revenues under the US GAAP model for the next five years are as follows:

                                                                    US$                Euro
                                                                 ------------      ------------
Year                                                             Units 1 to 4      Units 1 to 4
------                                                           ------------      ------------
2007                                                              86,501,207        68,270,588
2008                                                              85,143,123        64,820,922
2009                                                              83,150,426        61,693,606
2010                                                              81,563,514        57,390,062
2011                                                              80,348,582        51,534,513

17.3 NET INVESTMENT IN DIRECT FINANCING LEASES AS OF DECEMBER 31, 2006

                                                                    US$                Euro
                                                              --------------      -------------
                                                               Units 1 to 4       Units 1 to 4
                                                              --------------      -------------
Total of Future Minimum Lease Payments in US$         17.1     1,886,206,615      1,130,594,042
Total Remaining Unearned Income in US$                17.2    -1,241,128,933       -724,753,251
                                                              --------------      -------------
Net investment in direct financing leases  in US$                645,077,682        405,840,792
                                                              ==============      =============
Current part in US$                                                7,765,057         19,760,979
Non-Current part in US$                                          637,312,625        386,079,813

JORF LASFAR ENERGY COMPANY

NOTES TO US GAAP FINANCIAL STATEMENTS DATED DECEMBER 31, 2006


Direct Financing Lease - (D.F.L) as of December 31, 2005


17.1 LONG TERM RECEIVABLES AS OF DECEMBER 31, 2005

                                                                    US$                Euro
                                                               -------------      -------------
                                                               Units 1 to 4        Units 1 to 4
                                                               -------------      -------------
Total Minimum Lease Payments                                   2,084,457,657      1,038,253,560
Minimum Lease Payments for 2005                                  -98,902,328        -95,705,084
                                                               -------------      -------------
Total of Future Minimum Lease Payments                         1,985,555,329        942,548,476
                                                                                      X 1.17936
                                                               -------------      -------------
Total of Future Minimum Lease Payments in US$         17.3     1,985,555,329      1,111,599,840
                                                               =============      =============

The minimum lease payments under the US GAAP model for the next five years are as follows:

                                                                      US$               Euro
                                                                 ------------       ------------
Year                                                             Units 1 to 4       Units 1 to 4
-------------                                                    ------------       ------------
2006                                                              99,348,712         84,343,267
2007                                                              94,266,264         83,270,646
2008                                                              97,990,818         79,557,495
2009                                                              97,756,285         76,945,799
2010                                                              91,054,494         80,225,551

17.2 UNEARNED INCOME AS OF DECEMBER 31, 2005

                                                                    US$                Euro
                                                               -------------       ------------
                                                               Units 1 to 4        Units 1 to 4
                                                               -------------       ------------
Total Unearned Income                                          1,418,090,734        696,642,515
                                                                                                             -----------
Lease Revenue 2005                                               -89,258,071        -74,987,909 X 1.23840     92,865,318
                                                               -------------       ------------              -----------
                                                               1,328,832,663        621,654,606
                                                                                      X 1.17936
                                                               -------------       ------------
Total Remaining Unearned Income in US$                17.3     1,328,832,663        733,151,852
                                                               =============       ============

The Lease Revenues under the US GAAP model for the next five years are as follows:

                                                                     US$                Euro
                                                                 ------------       ------------
Year                                                             Units 1 to 4       Units 1 to 4
------                                                           ------------       ------------
2006                                                              87,703,727         71,512,790
2007                                                              86,501,207         68,270,588
2008                                                              85,143,123         64,820,922
2009                                                              83,150,426         61,693,606
2010                                                              81,563,514         57,390,062

17.3 NET INVESTMENT IN DIRECT FINANCING LEASES AS OF DECEMBER 31, 2005

                                                                    US$                Euro
                                                              --------------     --------------
                                                               Units 1 to 4       Units 1 to 4
                                                              --------------     --------------
Total of Future Minimum Lease Payments in US$         17.1     1,985,555,329      1,111,599,840
Total Remaining Unearned Income in US$                17.2    -1,328,832,663       -733,151,852
                                                              --------------     --------------
Net investment in direct financing leases  in US$                656,722,666        378,447,988
                                                              ==============     ==============
Current part in US$                                               11,644,985         15,131,695
Non-Current part in US$                                          645,077,681        363,316,293

JORF LASFAR ENERGY COMPANY

NOTES TO US GAAP FINANCIAL STATEMENTS DATED DECEMBER 31, 2006

Direct Financing Lease - (D.F.L) as of December 31, 2004

17.1 LONG TERM RECEIVABLES AS OF DECEMBER 31, 2004

                                                                     US$               Euro
                                                               -------------      -------------
                                                                Units 1 to 4       Units 1 to 4
                                                               -------------      -------------
Total Minimum Lease Payments                          17.4     2,197,963,436      1,152,862,047
Minimum Lease Payments for 2004                                 -113,505,779       -114,608,487
                                                               -------------      -------------
Total of Future Minimum Lease Payments                         2,084,457,657      1,038,253,560
                                                                                      X 1.36428
                                                               -------------      -------------
Total of Future Minimum Lease Payments in US$         17.3     2,084,457,657      1,416,475,939
                                                               =============      =============

The minimum lease payments under the US GAAP model for the next five years are as follows:

                                                                     US$               Euro
                                                                ------------       ------------
Year                                                            Units 1 to 4       Units 1 to 4
------                                                          ------------       ------------
2005                                                              98,902,331         95,705,089
2006                                                              99,348,712         84,343,267
2007                                                              94,266,264         83,270,646
2008                                                              97,990,818         79,557,495
2009                                                              97,756,285         76,945,799

17.2 UNEARNED INCOME AS OF DECEMBER 31, 2004


                                                                     US$               Euro
                                                               -------------       ------------
                                                                Units 1 to 4       Units 1 to 4
                                                               -------------       ------------
Total Unearned Income                                 17.4      1,498,566,597       780,404,581
                                                                                                            -----------
Lease Revenue 2004                                                -80,475,863       -83,762,066 X 1.24254   104,077,762
                                                               --------------      ------------             -----------
                                                                1,418,090,734       696,642,515
                                                               --------------      ------------
                                                                                      X 1.36428
                                                               --------------      ------------
Total Remaining Unearned Income in US$                17.3      1,418,090,734       950,420,397
                                                               ==============      ============

The Lease Revenues under the US GAAP model for the next five years are as follows:

                                                                      US$               Euro
                                                                 ------------       ------------
Year                                                             Units 1 to 4       Units 1 to 4
------                                                           ------------       ------------
2005                                                              89,258,072         74,987,906
2006                                                              87,703,727         71,512,790
2007                                                              86,501,207         68,270,588
2008                                                              85,143,123         64,820,922
2009                                                              83,150,426         61,693,606

17.3 NET INVESTMENT IN DIRECT FINANCING LEASES AS OF DECEMBER 31, 2004

                                                                    US$                Euro
                                                              --------------     --------------
                                                               Units 1 to 4       Units 1 to 4
                                                              --------------     --------------
Total of Future Minimum Lease Payments in US$         17.1     2,084,457,657      1,416,475,939
Total Remaining Unearned Income in US$                17.2    -1,418,090,734       -950,420,397
                                                              --------------     --------------
Net investment in direct financing leases  in US$                666,366,923        466,055,542
                                                              ==============     ==============
Current part in US$                                                9,644,259         28,264,185
Non-Current part in US$                                          656,722,664        437,791,357

17.4 On November 8, 2004, Amendment No. 2 to the Power Purchase Agreement became effective, and JLEC updated our Direct Finance Lease models including an extension of such DFL models by 15 years until September 13, 2027. As a result, starting from January 1, 2004, the total minimum lease payments have increased from $1,181,954,019 to $2,197,963,436 and from Euro 834,803,410 to Euro 1,152,862,047. Likewise, JLEC's total unearned income under the updated and extended DFL models increased from $505,489,540 to $1,498,566,597 and from Euro 477,010,214 to Euro 780,404,581.

JORF LASFAR ENERGY COMPANY

NOTES TO US GAAP FINANCIAL STATEMENTS DATED DECEMBER 31, 2006

18. FINANCIAL EXPENSES

                                                                                   12/31/06      12/31/05      12/31/04
                                                                                      US$           US$           US$
                                                                                 ------------  ------------  ------------
The Financial Expenses are detailed as follows, for the year ending:

Interest, Fees and Swaps incurred from inception to the year ending:

Up-Front Fees                                                                      25,609,073    25,609,073    25,609,073
Interest Costs                                                                    388,369,011   358,167,574   324,780,552
Premiums                                                                           23,808,481    23,808,481    23,808,481
Commitment Fees                                                                    19,312,672    19,312,672    19,312,672
Arrangement Fees                                                                    2,396,273     2,396,273     2,396,273
Other Fees (acceptance fees, Agent fees...etc)                                     10,887,119    10,393,398    10,240,839
Guarantee Fees                                                                     24,229,405    23,141,044    22,035,847
Swaps                                                                              56,716,404    51,622,612    44,896,300
                                                                                 ------------  ------------  ------------
                                                                                  551,328,438   514,451,127   473,080,038
Accrued Interest, Fees, Swaps (see Note 14.1)                                       4,160,625     4,516,665     5,726,546
                                                                                 ------------  ------------  ------------
Total Interest, Fees and Swaps                                                    555,489,063   518,967,792   478,806,584
                                                                                 ------------  ------------  ------------
Interest, fees and swaps capitalized as part of the project
construction for Units 3&4                                                       -210,949,363  -210,949,363  -210,949,363
                                                                                 ------------  ------------  ------------
Interest, fees and swaps expensed - Total                                         344,539,700   308,018,429   267,857,221

Interest, fees and swaps expensed during prior years                             -308,018,429  -267,857,221  -220,964,202
                                                                                 ------------  ------------  ------------

Interest, fees and swaps expensed during current year                              36,521,271    40,161,208    46,893,019
                                                                                 ============  ============  ============

19. POSTEMPLOYMENT BENEFITS

JLEC contributes to two pension plans as described in Notes 19.1 and 19.2. JLEC's obligations for retiree health care insurance and other postemployment costs are described in Note 19.3

19.1 CAISSE DE DEPOT ET DE GESTION (CDG)

On December 23, 2005, JLEC entered into a Pension Plan Transfer Agreement with the CDG and its affiliates called RCAR and CNRA. In accordance with the terms of this Transfer Agreement, JLEC made a total, one-time payment of MAD 175,149,622 (USD 18,957,844) to the RCAR and CNRA to fully fund the pension plan covering most (252 of 322) of JLEC's employees, and transferred the administration, actuarial risk and investment return risk of this pension plan to the CDG/RCAR/CNRA. Further, this Pension Plan Transfer Agreement defines JLEC's future contributions to the RCAR for such pension plan to be equal to 18.00% of the compensation of each participating employee. Such future contributions will be expensed by JLEC in the period for which they are due. As a result of the Transfer Agreement and payment described above, JLEC's unfunded pension liability is zero as of December 31, 2006, compared with zero as of December 31, 2005, and USD 11,524,374 as of December 31, 2004. JLEC estimates our 2007 contributions will be USD 447,498.

19.2 CAISSE INTERPROFESSIONNELLE MAROCAINE DE RETRAITES (CIMR)

Employees of JLEC not covered by the pension plan described in Note 19.1 participate in a pension fund called CIMR, to which JLEC contributes an amount equal to 7.58 percent of the employee's gross pay ( 7.32% in 2005, and 7.08% in 2004 ). This fund is carried in the employee's name, and the future pension benefits an employee will receive depend only on the amount contributed to his account and the returns earned on the investment of those contributions. JLEC's contributions to the CIMR pension fund are expensed by JLEC in the period for which they are due. In 2006, JLEC's contributions to the CIMR pension fund amounted to USD 220,674, compared with USD 208,088 in 2005, and USD 173,073 in 2004. JLEC estimates our 2007 contributions will be USD 229,392

19.3 POSTEMPLOYMENT OBLIGATIONS

For those 252 employees described in Note 19.1, JLEC retains an obligation for certain postemployment benefits consisting of a 2/3 share of retiree health insurance premiums and reimbursement of retiree electrical charges. Such insurance premiums are forecast to trend higher in the future at a rate of 6.50% per year; provided, however, that JLEC's contribution for each retiree's health insurance is capped at 7,039 Dirhams ($ 782) per year for a typical family of four. Using data as of September 30, 2005, Deloitte & Touche prepared an actuarial forecast of JLEC's postemployment obligations and determined that the present value at a 6.00% discount rate of such JLEC obligations amounted to USD 2,321,661 as of December 31, 2006. This compares with USD 2,020,119 as of December 31, 2005, and USD 2,257,713 as of December 31, 2004. JLEC recognizes such actuarial gains and losses directly in current period Income Before Tax. JLEC estimates our future payments for such postemployment benefits will be as follows:

JORF LASFAR ENERGY COMPANY

NOTES TO US GAAP FINANCIAL STATEMENTS DATED DECEMBER 31, 2006

20. DERIVATIVE INSTRUMENT LIABILITY / OTHER COMPREHENSIVE INCOME

JLEC adopted SFAS N degrees. 133 on January 1, 2001. This standard requires JLEC to recognize at fair value on the balance sheet, as assets or liabilities, all contracts that meet the definition of a derivative instrument. Details of all JLEC derivative instruments (interest rate swaps) are provided in the following tables as of December 31, 2006, 2005 and 2004, and all such swaps qualify with 100% effectiveness as cash flow hedge for JLEC's variable interest rate loans. Therefore, in accordance with SFAS N degrees. 133, the changes in fair value of these interest rate swaps are reflected directly in Stockholders' Equity under "Other Comprehensive Income or (Loss)". JLEC determines fair value based upon market price estimations provided by the swap providers. JLEC estimates that our swap expenses in 2007 will be USD 3,472,665.

2006

                                 Fixed Rate    Current      Current      Settlement                  Forecast of         Net
 Credit        Swap                Paid by   Libor Paid     Notional         and       Termination    Remaining       Valuation
Facility    Providers  Currency     JLEC       to JLEC       Amount     Amortization       Date       Payments         in Euro
----------  ---------  --------  ----------  ----------   -----------   ------------   -----------  ------------     ----------
World Bank     BNP       Euro     6.4115%     3.58713%     27,783,743     Quarterly     2/15/2013     2,587,992       1,968,395
               ABN       Euro     6.4175%     3.58713%     27,783,743     Quarterly     2/15/2013     2,593,490       1,952,968
               CSFB      Euro     6.4060%     3.58713%     27,783,743     Quarterly     2/15/2013     2,582,953       1,900,870
                                                           ----------                                 ---------       ---------
                                                           83,351,228                                 7,764,435       5,822,234

ERG            BNP       Euro     6.4700%     3.58713%      5,190,527     Quarterly     2/15/2013       493,500         376,491
               ABN       Euro     6.4750%     3.58713%      5,190,527     Quarterly     2/15/2013       494,356         373,460
               CSFB      Euro     6.4680%     3.58713%      5,190,527     Quarterly     2/15/2013       493,158         365,706
                                                           ----------                                 ---------       ---------
                                                           15,571,581                                 1,481,014       1,115,657

                                                                                                 Total in Euro       6,937,891
                                                                                                                     ---------
                                                                                                 B/S FX rate X       1.31739
                                                                                                  Total in USD       9,139,933
                                                                                                                     =========

2005

                                 Fixed Rate    Current      Current      Settlement                  Forecast of
 Credit        Swap                Paid by   Libor Paid     Notional         and       Termination    Remaining       Valuation
Facility    Providers  Currency     JLEC       to JLEC       Amount     Amortization       Date       Payments         in Euro
----------  ---------  --------  ----------  ----------   -----------   ------------   -----------   -----------     ----------
World Bank     BNP       Euro      6.4115%    2.31813%     32,229,142     Quarterly     2/15/2013      5,018,993      3,633,143
               ABN       Euro      6.4175%    2.31813%     32,229,142     Quarterly     2/15/2013      5,026,350      3,651,524
               CSFB      Euro      6.4060%    2.31813%     32,229,142     Quarterly     2/15/2013      5,012,250      3,476,765
                                                          -----------                                 ----------     ----------
                                                           96,687,425                                 15,057,593     10,761,432

ERG            BNP       Euro      6.4700%    2.31813%      6,021,011     Quarterly     2/15/2013        951,043        690,620
               ABN       Euro      6.4750%    2.31813%      6,021,011     Quarterly     2/15/2013        952,188        693,891
               CSFB      Euro      6.4680%    2.31813%      6,021,011     Quarterly     2/15/2013        950,585        663,435
                                                           ----------                                 ----------      ---------
                                                           18,063,034                                  2,853,816      2,047,947

                                                                                                   Total in Euro     12,809,379
                                                                                                                     ----------
                                                                                                   B/S FX rate X        1.17936
                                                                                                    Total in USD     15,106,813
                                                                                                                     ==========

2004

                                 Fixed Rate    Current      Current      Settlement                  Forecast of
 Credit        Swap                Paid by   Libor Paid     Notional         and       Termination    Remaining       Valuation
Facility    Providers  Currency     JLEC       to JLEC       Amount     Amortization       Date       Payments         in Euro
----------  ---------  --------  ----------  ----------   -----------   ------------   -----------   -----------     ----------
World Bank     BNP       Euro      6.4115%    2.17025%     36,674,540     Quarterly     2/15/2013     6,705,625       4,867,269
               ABN       Euro      6.4175%    2.17025%     36,674,540     Quarterly     2/15/2013     6,715,112       4,857,758
               CSFB      Euro      6.4060%    2.17025%     36,674,540     Quarterly     2/15/2013     6,696,930       4,681,464
                                                          -----------                                ----------      ----------
                                                          110,023,620                                20,117,667      14,406,491

ERG            BNP       Euro      6.4700%    2.17025%      6,851,496     Quarterly     2/15/2013     1,270,016         925,233
               ABN       Euro      6.4750%    2.17025%      6,851,496     Quarterly     2/15/2013     1,271,493         923,161
               CSFB      Euro      6.4680%    2.17025%      6,851,496     Quarterly     2/15/2013     1,269,426         930,588
                                                           ----------                                ----------      ----------
                                                           20,554,488                                 3,810,935       2,778,982

                                                                                                     Total in Euro    17,185,473
                                                                                                                      ----------
                                                                                                     B/S FX rate X       1.36429
                                                                                                     Total in USD     23,445,919
                                                                                                                      ==========

JORF LASFAR ENERGY COMPANY

NOTES TO US GAAP FINANCIAL STATEMENTS DATED DECEMBER 31, 2006

21. CASH FLOWS FOR 2006

Reconciliation of net income to net cash from operating activities under the Direct Method is as follows :

                                                                               2006              2005              2004
                                                                               US$               US$               US$
                                                                           -----------       -----------       -----------
Net Income ..........................................................      109,230,917       111,561,388       125,193,694
Adjustment to reconcile Net Income to cash
       provided from operating activities :

         Depreciation and amortization ..............................        5,694,225         5,844,911         5,530,445
         Deferred taxes .............................................        8,703,051         5,057,003        (1,555,763)
         Lease Revenue ..............................................     (178,152,722)     (182,123,389)     (184,553,625)
         Finance tariff cash revenue ................................      204,125,087       216,790,731       213,372,941
         Changes in operating assets and liabilities:
              Inventories ...........................................        2,042,119         7,374,721       (20,769,958)
              Accounts receivable ...................................       11,631,934         9,650,275       (38,381,613)
              Prepayments ...........................................        3,332,039        (4,546,607)          819,616
              Accounts payable ......................................       10,306,673       (20,344,178)       28,070,653
              Unfunded pension obligation ...........................                0       (11,761,968)        3,903,961
              Other liabilities .....................................       (1,815,241)        3,509,238        (7,036,106)
              Effect of exchange rate changes .......................       (3,232,082)        5,367,876         1,616,716
                                                                          ------------      ------------      ------------
Net cash provided by operating activities ...........................      171,865,999       146,380,000       126,210,962

22. UNCERTAINTIES AS OF DECEMBER 31, 2006

JLEC's corporate tax return, payroll tax and VAT returns for the years 2003 to 2006 are open to audit. On January 2, 2007, JLEC was notified by the Moroccan Tax Authorities of the review, starting January 22, 2007, of our (1) corporate tax return for the period September 2002 to December 2005, (2) payroll tax for years 2003 to 2005 and (3) VAT returns for the years 2003 to 2005. Our estimate for the potential outcome for any uncertain tax issue is judgmental. JLEC believes that the taxes accrued and payments of the tax liabilities are adequate for these years.

23. NEW ACCOUNTING STANDARDS

          STATEMENT NO. 154, ACCOUNTING CHANGES AND ERROR CORRECTIONS

This Statement replaces APB Opinion No. 20, Accounting Change, and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 relating to U.S. GAAP. This new standard will not have any impact on JLEC's accounts.

          STATEMENT NO. 157, "FAIR VALUE MEASUREMENTS"

In September 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements". This new standard provides guidance for using fair value to measure assets and liabilities. The standard clarifies that for items that are not actively traded, such as certain kinds of derivatives, fair value should reflect the price in a transaction with a market participant, including an adjustment for risk, not just the company's mark-to-model value. Statement 157 also requires expanded disclosure of the effect on earnings for items measured using unobservable data. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. JLEC does not expect any material effect upon the adoption of this new standard.

          STATEMENT NO. 158, "EMPLOYERS' ACCOUNTING FOR DEFINED BENEFIT PENSION AND OTHER POSTRETIREMENT PLANS" -- AN AMENDMENT OF FASB STATEMENTS NO. 87, 88, 106, AND 132R

On September 29, 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" -- An Amendment of FASB Statements No. 87, 88, 106, and 132R. This new standard requires an employer to:
(a) recognize in its statement of financial position an asset for a plan's overfunded status or a liability for a plan's underfunded status; (b) measure a plan's assets and its obligations that determine its funded status as of the end of the employer's fiscal year (with limited exceptions); and (c) recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur. The gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to FASB No. 87 or No. 106 will be recognized as a component of other comprehensive income

JORF LASFAR ENERGY COMPANY

NOTES TO US GAAP FINANCIAL STATEMENTS DATED DECEMBER 31, 2006

23. NEW ACCOUNTING STANDARDS (CONTINUED)

The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of our fiscal year ending on December 31, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end is effective for the year ending December 31, 2008.

JLEC does not expect any material effect upon the adoption of this new standard.

          FIN NO. 48, "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES--AN INTERPRETATION OF FASB STATEMENT NO. 109"

On July 13, 2006, the FASB issued Interpretation No. 48, which interprets SFAS No. 109, "Accounting for Income Taxes." This interpretation provides guidance for the recognition, measurement, classification and disclosure of the financial statement effects of a position taken or expected to be taken in a tax return ("tax position"). The financial statement effects of a tax position must be recognized when there is a likelihood of more than 50 percent that based on the technical merits, the position will be sustained upon examination and resolution of the related appeals or litigation processes, if any. A tax position that meets the recognition threshold must be measured initially and subsequently as the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with a taxing authority. The Interpretation is effective for our fiscal year ending at December 31, 2007.

JLEC does not expect any material effect upon the adoption of this new standard.

          EITF ISSUE NO. 06-3, "HOW TAXES COLLECTED FROM CUSTOMERS AND REMITTED TO GOVERNMENTAL AUTHORITIES SHOULD BE PRESENTED IN THE INCOME STATEMENT (THAT IS, GROSS VERSUS NET PRESENTATION)" (EITF 06-3)

In June 2006, the Emerging Issues Task Force ("EITF") reached a consensus on EITF 06-3 to address any tax assessed by a governmental authority that is directly imposed on a revenue-producing transaction between a seller and a customer and may include, but are not limited to, sales, use, value added, and some excise taxes. For taxes within the issue's scope, the consensus requires that entities present such taxes on either a gross (i.e. included in revenues and costs) or net (i.e. exclude from revenues) basis according to their accounting policies, which should be disclosed. If such taxes are reported gross and are significant, entities should disclose the amounts of those taxes. Disclosures may be made on an aggregate basis. The consensus is effective for our fiscal year ending on December 31, 2007.

JLEC does not expect any material effect upon the adoption of this new standard.

(ERNST & YOUNG LOGO)   -    S.A.R.L. au Capital de 2.000.000 DH   -     37, Bd. Abdellatif Benkaddour
                            R.C.Casa 46.813                             Casablanca 20050
                            C.N.S.S : 1.172.064                         Telephone: 022 95.79.00
                            PATENTE : 35.62.00.05                       Fax      : 022 39.02.26
                            I.F     : 01.066.407

                         REPORT OF INDEPENDENT AUDITORS

To the Management Committee
And Shareholders of
JORF LASFAR ENERGY COMPANY S.C.A. (JLEC)
B.P. 99 - Sidi Bouzid
El Jadida, Morocco

We have audited the accompanying balance sheets of Jorf Lasfar Energy Company S.C.A. (the Company) as of December 31, 2006 and 2005 and the related statements of income, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Jorf Lasfar Energy Company S.C.A. for the year ended December 31, 2004 were audited by other auditors whose report dated February 11, 2005, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 2006 and 2005 financial statements referred to above present fairly, in all material respects, the financial position of Jorf Lasiar Energy Company SCA at December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Casablanca, Morocco, February 9th, 2007

/s/ ERNST & YOUNG

                         Report of Independent Auditors

To the Management Committee
and Stockholders of  Jorf Lasfar
Energy Company S.C.A.
B.P. 99 Sidi Bouzid
El Jadida

We have audited the accompanying balance sheets of Jorf Lasfar Energy Company S.C,A (the "Company") as of December 31, 2004, 2003 and 2002, and the related statements of income, of stockholders' equity and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jorf Lasfar Energy Company S.C.A at December 31, 2004, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ Price Waterhouse

Casablanca, Morocco,
February 11, 2005